UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Ellington Financial LLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction.

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed.

53 Forest Avenue
Old Greenwich, Connecticut 06870
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2017
To Our Shareholders:
You are cordially invited to attend the 2017 Annual Meeting of Shareholders, or the "Annual Meeting," of Ellington Financial LLC (the "Company," "we," "our," or "us") on May 16, 2017, at 10:30 a.m., Eastern Time, at the Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, CT 06870 to consider and take action on the following:

1.
To elect the five directors nominated and recommended by the Board of Directors, each to serve until the 2018 Annual Meeting of Shareholders or until such time as their respective successors are elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years;

4.	To approve Ellington Financial LLC's 2017 Equity Incentive Plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017; and

6.	To transact such other business, if any, properly brought before the meeting.
Shareholders of record at the close of business on March 22, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by email at info@ellingtonfinancial.com or by phone at (203) 409-3575. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership on the record date and picture identification. If you hold shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. For more information with respect to voting your shares in person or by proxy at our Annual Meeting, see "Questions and Answers" beginning on page 2 of the Proxy Statement accompanying this notice.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares by signing, dating and mailing the proxy card in the envelope provided. As detailed on the proxy card, you also may vote by telephone or on the Internet. If you execute a proxy but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
By order of the Board of Directors

Daniel Margolis
General Counsel
March 30, 2017
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 16, 2017: This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, the accompanying proxy card, our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders.

ELLINGTON FINANCIAL LLC
53 FOREST AVENUE
OLD GREENWICH, CONNECTICUT 06870

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2017
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors" or the "Board") of Ellington Financial LLC (the "Company," "EFC," "we," "us," or "our") for use at our 2017 Annual Meeting of Shareholders, or the "Annual Meeting," to be held on May 16, 2017, at 10:30 a.m., Eastern Time, at the Hyatt Regency, Old Greenwich, CT 06870, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements thereof. This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2016, are first being sent to our shareholders on or about March 30, 2017.
Our "Manager" refers to Ellington Financial Management LLC, our external manager, and "EMG" refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by EMG and its other affiliates from time to time. We are externally managed and advised by our Manager, an affiliate of EMG, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of EMG to perform its obligations to us.
QUESTIONS AND ANSWERS

Q.	How will we solicit proxies for the Annual Meeting?

A.
We are soliciting proxies by mailing this Proxy Statement and proxy card to our shareholders. In addition to solicitation by mail, some of our directors and officers and certain employees of EMG may make additional solicitations by telephone or in person without additional compensation for such activities. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

We will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies.

Q.	Who is entitled to vote?

A.	All shareholders of record as of the close of business on March 22, 2017, which is the record date, are entitled to notice of and vote at the Annual Meeting.

Q.	What is the quorum for the Annual Meeting?

A.
The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast by the holders of all outstanding common shares representing limited liability company interests, no par value, of the Company, or "Common Shares," will constitute a quorum for the transaction of business. No business may be conducted at the meeting if a quorum is not present. As of the record date, 32,194,379 Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented, in person or by proxy, at the Annual Meeting, the chairman of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 22, 2017. If a Common Share is deemed present at the Annual Meeting for any matter, it will be deemed present for all other matters. Pursuant to Delaware law, abstentions are treated as present for quorum purposes.

Q.	How many votes do I have?

A.	You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for directors.

Q.	How do I vote?

A.	If you are a shareholder of record, meaning that your Common Shares are registered in your name, you have four voting options. You may vote:
By Mail—signed proxy card must be received by May 15, 2017
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.
Authorizing your proxy by mail will not limit your right to attend the Annual Meeting and vote your Common Shares in person. Your proxy (either one or both of the individuals named in your proxy card) will vote your Common Shares per your instructions.
By Internet—until 11:59 p.m. Eastern Time on May 15, 2017
If you are a shareholder of record, you may follow the instructions and web address noted on your proxy card to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2017.
By Telephone—until 11:59 p.m. Eastern Time on May 15, 2017
If you are a shareholder of record, you may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2017.
In Person—only at the Annual Meeting on May 16, 2017
If you are a shareholder of record or you hold your shares through an intermediary, you may vote in person at the Annual Meeting as indicated below. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by e-mail at info@ellingtonfinancial.com or by phone at (203) 409-3575. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership on the record date and picture identification. If you hold Common Shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold Common Shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your Common Shares at the meeting and hold your Common Shares through an intermediary, you must request a "legal proxy" from your broker, bank or other nominee and bring this legal proxy to the meeting.
Directions to the Annual Meeting are available by calling (203) 409-3575.

Q.	How do I vote my Common Shares that are held by my broker?

A.
If you hold your Common Shares in "street name" through an account with a broker or bank, you may instruct your broker or bank to vote your Common Shares or revoke your voting instructions by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail and on the Internet.

Banks and brokers have the authority under New York Stock Exchange, or "NYSE," rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent registered public accounting firm for 2017 is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of customers who have not furnished voting instructions at least ten days before the date of the Annual Meeting. Unlike the proposal to ratify the appointment of our independent registered public accounting firm, the election of directors, the advisory vote on executive compensation, the advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years, and the vote on whether to approve our 2017 Equity Incentive Plan, or the "2017 Plan," are non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from their customers are required. As a result, banks and brokers are not allowed to vote any shares held by you in "street name" on these matters on your behalf unless you provide the bank or broker with specific voting instructions. Failure to provide the bank or broker that holds your shares with specific voting instructions on these two non-routine matters will result in a "broker non-vote."
Beneficial owners of Common Shares held through the account of a bank or broker are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the election of directors, the advisory vote on executive compensation, the advisory vote regarding the frequency of the advisory vote on executive compensation or the vote regarding our 2017 Plan.

Q.	What am I voting on?

A.	You will be voting on:
Proposal 1: The election of the five directors nominated and recommended by the Board of Directors, each to serve until the 2017 Annual Meeting of Shareholders or until such time as their respective successors are elected and qualified;
Proposal 2: An advisory (non-binding) "say on pay" vote to approve executive compensation;
Proposal 3: An advisory (non-binding) vote on the frequency of future advisory "say on pay" votes;
Proposal 4: A proposal to approve our 2017 Plan; and
Proposal 5: A proposal to ratify the appointment of our independent registered public accounting firm for 2017.
No cumulative voting rights are authorized, and dissenter's rights are not applicable to these matters.

Q.	What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?
A.

Proposal	Vote Requirement
Proposal 1: Election of Directors	A plurality of the votes cast for the election of each director nominee. The five nominees who receive the most votes will be elected.
Proposal 2: An Advisory (Non-Binding) "Say on Pay" Vote to Approve Executive Compensation
The affirmative vote of a majority of Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Voting for Proposal 2 is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board of Directors or the Compensation Committee.

Proposal 3: An Advisory (Non-Binding) Vote on the Frequency of Future Advisory "Say on Pay" Votes
A plurality of the votes cast for a frequency option (one, two or three years). Voting for Proposal 3 is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board of Directors or the Compensation Committee.

Proposal 4: Approval of our 2017 Plan	The affirmative vote of a majority of Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
Proposal 5: Ratification of Appointment of Our Independent Registered Public Accounting Firm for 2017	The affirmative vote of a majority of Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Q. How are abstentions and broker non-votes treated?
A. As discussed above, a "broker non-vote" occurs when a bank, broker, or other holder of record holding Common Shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will be treated as follows:

Proposal	Treatment of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors
Abstentions and Common Shares not represented at the Annual Meeting will have no effect on the election of directors. Brokers are not entitled to vote on director elections and thus broker non-votes are not treated as votes cast and will have no effect on the election of directors.

Proposal 2: An Advisory (Non-Binding) "Say on Pay" Vote to Approve Executive Compensation
Abstentions will have the same effect as a vote against this proposal, whereas broker non-votes and Common Shares not otherwise represented at the Annual Meeting will have no effect on the outcome of this proposal.

Proposal 3: An Advisory (Non-Binding) Vote on the Frequency of Future Advisory "Say on Pay" Votes	Abstentions, broker non-votes and Common Shares not otherwise represented at the meeting are not treated as votes cast and will have no effect on the outcome of this proposal
Proposal 4: Approval of the 2017 Plan
Abstentions will have the same effect as a vote against this proposal, whereas broker non-votes and Common Shares not otherwise represented at the Annual Meeting will have no effect on the outcome of this proposal.

Proposal 5: Ratification of Appointment of Our Independent Registered Public Accounting Firm for 2017
Abstentions will have the same effect as a vote against this proposal, whereas Common Shares not represented at the meeting will not be counted for purposes of determining whether such matter has been approved. Because this is considered a routine matter under NYSE rules, broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.

Q.	Will there be any other items of business on the agenda?

A.
The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q.	What happens if I submit my proxy without providing voting instructions on one or more proposals?

A.
Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted, except in the case of a broker non-vote, to elect (FOR) each of the director nominees listed in "Proposal 1—Election of Directors," in favor of (FOR) "Proposal 2—An Advisory (Non-Binding) ‘Say on Pay' Vote to Approve Executive Compensation,"  in favor of a vote annually for "Proposal 3—An Advisory (Non-Binding) Vote on the Frequency of Future Advisory ‘Say on Pay' Votes," in favor of (FOR) "Proposal 4—Approval of the 2017 Plan," and in favor of (FOR) "Proposal 5—Ratification of the Appointment of Independent Registered Public Accounting Firm for 2017."

Q.	Will anyone contact me regarding this vote?

A.
No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.

Q.	Who will pay for this proxy solicitation?

A.
We will pay the entire expense of preparing, printing, and mailing the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our directors and officers and certain employees of EMG personally or by telephone without additional compensation for such activities. We also will request persons, firms, and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q.	May shareholders ask questions at the Annual Meeting?

A.	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q.	What does it mean if I receive more than one proxy card?

A.
It probably means your Common Shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote by the methods provided by your broker to ensure that all your Common Shares are voted.

Q.	Can I change my vote after I have voted?

A.
Yes. A shareholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting by mail a proxy to our Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q.	Can I find additional information on the Company's website?

A.
Yes. Our Internet website is located at www.ellingtonfinancial.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on the website, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, charters of the committees of our Board and reports that we file with the Securities and Exchange Commission, or "SEC."

We are providing this Proxy Statement for the purpose of soliciting your proxy. The Board of Directors of Ellington Financial LLC requests that you submit your proxy to allow the representation and voting of your Common Shares at our Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Identifying and Evaluating Nominees for Director
Our Board is pleased to present five nominees for election to the Board at our Annual Meeting, all of whom currently serve as directors on our Board and three of whom are considered independent in accordance with the requirements of the NYSE and our Corporate Governance Guidelines. Each director elected will serve until our next annual meeting of shareholders or until such time as his respective successor is elected and qualified. If any nominee is unable to stand for election for any reason, the persons appointed to vote your proxy may vote at our Annual Meeting for another candidate proposed by the Board, or the Board may choose to reduce the size of the Board. For additional information about how we identify and evaluate nominees for director, see "Corporate Governance—Information Regarding Our Board and Its Committees—Nominating and Corporate Governance Committee."
Information Regarding the Nominees
To assist you in assessing our Board's nominees, we have set forth below biographical descriptions and certain other information with respect to each nominee for election as a director at the Annual Meeting, including the experience, qualifications, attributes or skills of each nominee that led us to conclude that such person should serve as a director.
Our Board recommends a vote "FOR" all of the nominees listed below for election as directors (Proposal 1 on the proxy card).

Name and Position With Our Company	Age	Background Summary
Thomas F. Robards Chairman of the Board	70
Mr. Robards has served as a member of our Board and as Chairman of our Audit Committee since August 2007 and as our Chairman since October 2009. Mr. Robards has been a principal in Robards & Co, LLC, a private investment and advisory company, since July 2005. He currently serves as Chairman of the Board of Trustees and is a member of the audit committee of the HSBC Funds, a mutual fund complex. He currently serves as Chairman of the Board of Trustees of Ellington Residential Mortgage REIT, a NYSE-listed company that is externally managed by an affiliate of EMG, a position he has held since May 2013. He previously was a Director and Audit Committee Chair of Overseas Shipholding Group, Inc. from April 2005 until August 2014, and until December of 2006 was a Director and on the Audit Committee of Financial Federal Corporation, both NYSE-listed companies. From 2003 to 2004, he was the Senior Vice President and Chief Financial Officer of the American Museum of Natural History in New York, New York. He was the Chief Financial Officer for Datek Online Holding Corporation from 2000 until its acquisition by Ameritrade in 2002. Prior to that, Mr. Robards was employed at Republic New York Corporation for 24 years, including as Chief Financial Officer and Executive Vice President, and from 1997 to 1999 served on its Board of Directors. During his tenure his responsibilities at Republic included leading its Asset/Liability and Finance Committees as well as managing Republic National Bank treasury and investment portfolio activities. Mr. Robards earned his B.A. from Brown University and an M.B.A. from Harvard Business School.

Our Board believes that Mr. Robards' expertise in finance and accounting, including knowledge of financial institutions, public accounting, internal controls, audit committee performance and governance matters, and experience amassed from past and current service on the audit committees of NYSE-listed companies, give him the qualifications and skills to serve as a director of our Company.

Michael W. Vranos Co-Chief Investment Officer & Director	55
Mr. Vranos has been our Co-Chief Investment Officer since June 2009 and a member of our Board of Directors since our inception in 2007. From our inception in 2007 until October 2009, Mr. Vranos served as our Chairman and is also the Chief Executive Officer and President of our Manager. Mr. Vranos also serves as Co-Chief Investment Officer and as a member of the Board of Trustees of Ellington Residential Mortgage REIT. Mr. Vranos is also the founder and Chief Executive Officer of EMG, which he founded in December of 1994 to capitalize on distressed conditions in the mortgage-backed securities, or "MBS," derivatives market. Until December 1994, he was the Senior Managing Director of Kidder Peabody, in charge of residential mortgage-backed securities, or "RMBS," trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Our Board believes that Mr. Vranos' operational experience as Co-Chief Investment Officer of our Company, trading and market expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a director of our Company.

Name and Position With Our Company	Age	Background Summary
Laurence Penn Chief Executive Officer, President & Director	55
Mr. Penn has been our Chief Executive Officer and President and has served as a member of our Board of Directors since our inception in 2007. Mr. Penn is also a Vice Chairman of EMG, where he helps oversee many functions of the firm. Mr. Penn is also the Executive Vice President of our Manager and serves on our EMG's Investment and Risk Management Committee. Mr. Penn also serves as Chief Executive Officer, President and a member of the Board of Trustees of Ellington Residential Mortgage REIT. In EMG's earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Prior to joining EMG in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers where he was a Managing Director and co-head of CMO origination and trading. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Scholar. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University in 1983. He was one of five winners nationwide in the 1980 Putnam collegiate mathematics problem solving competition, and represented the United States in the 21st International Mathematics Olympiad held in London, England.

Our Board believes that Mr. Penn's operational experience as President and Chief Executive Officer of our Company, risk management and trading expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a director of our Company.

Ronald I. Simon, Ph.D. Director	78
Dr. Simon has served as a member of our Board since August 2007. Dr. Simon has served as a member of the Board of Trustees and as the Chairman of the Nominating and Corporate Governance Committee of Ellington Residential Mortgage REIT since May 2013. Dr. Simon is a private investor and financial consultant to businesses. From March 2003 through February 2006, when it was acquired by Wachovia Corp., Dr. Simon was a Director of WFS Financial, Inc., a publicly-traded financial services company specializing in automobile finance. He was a director of Collateral Therapeutics from 1998 until its acquisition by Schering A.G. in 2002. From January 2006 to January 2009, he was a director of Cardium Therapeutics, a company formed to acquire and carry on the research and development of gene therapy to treat heart disease, which was originally developed by Collateral Therapeutics and then continued by Schering. From 1995 through 2002, Dr. Simon was a director of SoftNet Systems, Inc., and from 2002 through August 2016 he was a director of its successor company, American Independence Corp., a holding company engaged principally in the health insurance and reinsurance business. Since August 2016, Dr. Simon has served as a director of Independence Holdings Company, a holding company principally engaged in the life and health insurance business, and the successor company to American Independence Corp. He was a director of BDI Investment Corporation, a closely held regulated investment company, from February 2003 until its liquidation in early 2005, and served as Chief Financial Officer for Wingcast, LLC, a developer of automotive telematics from 2001 to 2002. During 2001, Dr. Simon served as Acting Chairman, Chief Executive Officer, and Chief Financial Officer for SoftNet Systems, Inc. He also served as Executive Vice President and Chief Financial Officer of Western Water Company from 1997 to 2000, and a director of Western Water Company from 1999 through 2001. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.

Our Board believes that Dr. Simon's expertise in finance and his extensive service in senior officer positions and directorships of public companies in a variety of industries give him the qualifications and skills to serve as a director of our Company.

Name and Position With Our Company	Age	Background Summary
Edward Resendez Director	60
Mr. Resendez has served as a member of our Board since August 2007. Since November 2013 Mr. Resendez has served as Vice Chairman, President and Chief Operating Officer of Cherrywood Commercial Lending, LLC, or "Cherrywood." Cherrywood is a small-balance commercial mortgage origination, securitization, and finance company. From 2007 to September 2009, Mr. Resendez was Senior Vice President-Chief Lending Officer of Kinecta Federal Credit Union and President of Kinecta Alternative Financial Solutions, Inc. From 2002 to 2007, Mr. Resendez was Chief Executive Officer, Board Member and Co-Founder of ResMAE Financial Corporation and its wholly-owned subsidiary ResMAE Mortgage Corporation, or "ResMAE." In February 2007, ResMAE filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, District of Delaware. From 1995 through 2000, Mr. Resendez was the President of Long Beach Mortgage Company. During that timeframe he was also appointed as President and a Management Member of the board of directors for both Long Beach Financial Corporation, when that company went public in 1997 (formerly NASDAQ symbol: LBFC), and its wholly-owned operating subsidiary, Long Beach Mortgage Company, a subprime mortgage company, or, collectively with Long Beach Financial Corporation, "Long Beach." Long Beach was an originator, purchaser, seller and servicer of subprime mortgages. From 1987 to 1995, Mr. Resendez held various management positions at Long Beach, including Executive Vice President—Loan Administration, First Vice President—Risk Management, Vice President—REO Loan Servicing, and Vice President—Retail Origination. Prior to joining Long Beach in 1987, Mr. Resendez held several managerial positions with Transamerica Financial Services from 1977 to 1987. Mr. Resendez earned a B.B.A. from Loyola Marymount University in Los Angeles in 1978, and is a licensed real estate broker in California.

Our Board believes that Mr. Resendez's extensive operational experience in and knowledge of the mortgage lending business give him the qualifications and skills to serve as a director of our Company.

PROPOSAL 2: AN ADVISORY (NON-BINDING) "SAY ON PAY" VOTE
TO APPROVE EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," added by the Dodd-Frank Wall Street Reform and Consumer Protection Act provides our shareholders with an advisory "say on pay" vote to approve our executive compensation. Although the "say on pay" vote is advisory and is not binding on our Board, the Board values shareholders' opinions and the Compensation Committee will take into consideration the outcome of the vote when making future executive compensation decisions.
As an externally managed company, we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager or EMG or their respective affiliates, to our executive officers, with the exception that, under the terms of the management agreement between us and our Manager, we are required to reimburse our Manager for the costs of the wages, salaries, and benefits incurred by our Manager or EMG with respect to our partially dedicated Chief Financial Officer, subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses and make incentive equity awards to our partially dedicated Chief Financial Officer in amounts that are subject to approval by our Compensation Committee.
This advisory "say on pay" vote gives our shareholders the opportunity to express their views on the compensation we pay to our named executive officers, which in this case is solely our partially dedicated Chief Financial Officer, as disclosed in this Proxy Statement. The Board believes that the current compensation of our partially dedicated Chief Financial Officer provides fair compensation designed to retain and motivate her and properly aligns her interests with those of our shareholders. See the "Compensation Discussion and Analysis" section of this Proxy Statement for more information on these elements of our executive compensation program.
For these reasons, the Board recommends that our shareholders vote in favor of the following resolution:
"Resolved, that our shareholders approve, on an advisory basis, the compensation we pay to our Company's named executive officers, which in this case is solely our partially dedicated Chief Financial Officer, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion."
The Board recommends a vote "FOR" approval of this resolution (Proposal 2 on the proxy card).

\PROPOSAL 3: AN ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE
ADVISORY "SAY ON PAY" VOTES
In Proposal 2 above, we ask our shareholders to vote on an advisory basis to approve the compensation of our named executive officers. Section 14A of the Exchange Act also provides our shareholders with the opportunity to recommend on an advisory basis how frequently we should provide future advisory "say on pay" votes. By voting on this Proposal 3, shareholders may tell us whether they would prefer to have an advisory "say on pay" vote each year, every two years, or every three years.
After careful consideration, our Board has determined that having an advisory "say on pay" vote annually is the most appropriate policy for our company at this time and, therefore, recommends that you vote to have future advisory "say on pay" votes each year.
While our executive compensation program is designed to promote a long-term connection between pay and performance, our Board recognizes that executive compensation disclosures are made annually. An annual advisory vote on executive compensation also is consistent with our practice of having all directors elected annually and providing shareholders the opportunity to ratify the Audit Committee's appointment of independent auditors annually. However, our shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the performance year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year's advisory vote on executive compensation before our next annual meeting of shareholders.
Because this is an advisory vote, the voting results will not be binding on our Board. Although the vote is advisory, our Board will consider the frequency receiving the most votes when deciding how often to have advisory "say on pay" votes in the future. Shareholders can choose one of four choices for this Proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove our Board's recommendation.
The Board recommends a vote "FOR" an annual frequency on future advisory votes on executive compensation (Proposal 3 on the proxy card).

\PROPOSAL 4: APPROVAL OF ELLINGTON FINANCIAL LLC 2017 EQUITY INCENTIVE PLAN
At the Annual Meeting, shareholders will be asked to approve the 2017 Plan. The Board adopted the 2017 Plan on March 20, 2017, or the "Effective Date," subject to the approval of our shareholders. As of March 20, 2017, an aggregate of only 1,307,397 Common Shares remained available for issuance under the Ellington Financial LLC Incentive Plan for Individuals, or the "Prior Plan for Individuals," and the Ellington Financial LLC Incentive Plan for Entities, or the "Prior Plan for Entities," and, together with the Prior Plan for Individuals, or the "Prior Plans." The Board believes that the Prior Plans have assisted in our recruitment and retention and have helped align the interests of service providers with the interests of our shareholders. The Board believes that the 2017 Plan will also promote these interests.
We believe that approval of the 2017 Plan will give us the flexibility to make stock-based awards and other awards permitted under the 2017 Plan in amounts determined appropriate by the Committee (as defined below). These circumstances include but are not limited to the future price of our Common Shares, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our Common Shares as of March 20, 2017 was $15.89 per share, as reported on the New York Stock Exchange.
As of March 20, 2017, the total number of outstanding Common Shares was 32,203,179. Our current potential dilution (which is the number of Common Shares available for grant under the Prior Plans, divided by the total number of Common Shares outstanding) is approximately 4%. If the 2017 Plan is approved by shareholders, the potential dilution from issuances authorized under the 2017 Plan will increase to approximately 6%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
The 2017 Plan is intended to replace the Prior Plans. Upon shareholder approval of the 2017 Plan, the Prior Plans will terminate and no further grants will be made under the Prior Plans. However, any outstanding awards under the Prior Plans will continue in accordance with the terms of the Prior Plan for Individuals or the Prior Plan for Entities, as applicable, and any award agreement executed in connection with such outstanding awards.
Consequences of Failing to Approve the Proposal
Failure of our shareholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the Prior Plans, until the Common Shares available for issuance thereunder are exhausted. If the 2017 Plan is not approved by shareholders, the Prior Plans will remain in effect until August 17, 2017, when they expire in accordance with their terms.
Description of the 2017 Plan
A summary description of the material features of the 2017 Plan is set forth below. This summary does not purport to be a complete description of all the provisions of the 2017 Plan and is qualified in its entirety by reference to the 2017 Plan, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.
Administration
The 2017 Plan is administered by the Compensation Committee of the Board, except that with respect to awards made to non-employee directors, the 2017 Plan is administered by the Board. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee directors, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, or the "Exchange Act," and an "independent director" under the rules of any exchange on which the Common Shares are listed.
The Compensation Committee may delegate to a subcommittee of directors or to one or more of our officers all or part of the Compensation Committee's authority and duties under the 2017 Plan, provided that such delegation does not (a) violate state or corporate law or (b) result in a loss of exemption under Rule 16b-3(d)(1) of the Exchange Act with respect to an award. This summary uses the term "Committee" to refer to the Compensation Committee and any delegate of the Compensation Committee, or in the case of awards made to non-employee directors, the Board.
Subject to the terms of the 2017 Plan, the Committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The Committee also may interpret the provisions of the 2017 Plan.
Number of Shares; Award Limitations
A total of 1,932,190 Common Shares are authorized to be issued under the 2017 Plan, which number also represents the maximum aggregate number of Common Shares that may be issued under the 2017 Plan through incentive stock options. This number represents approximately 6% of our outstanding Common Shares on a fully-diluted basis. All Common Shares issued to the Manager pursuant to an award agreement (which includes the Sixth Amended and Restated Management Agreement, effective as of November 3, 2015, by and between the Company, the Operating Partnership and the Manager, as

it may be amended, restated or otherwise modified from time to time in accordance with its terms) shall reduce the number of Common Shares available for issuance under the 2017 Plan on a one-to-one basis. The closing sale price of a Common Share, as quoted on the New York Stock Exchange on March 20, 2017, was $15.89.
Source of Shares
The Common Shares issuable under the 2017 Plan consist of authorized but unissued shares. If any shares covered by an award are not issued or are forfeited, if an award is settled in cash or if an award otherwise terminates without issuance and delivery of any Common Shares, then the number of Common Shares that are forfeited, terminated, or settled in cash will again be available for making awards under the 2017 Plan. Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall not be available for future grants or awards.
The aggregate grant date fair value of all awards granted under the 2017 Plan to each non-employee director in any calendar year may not exceed $500,000.
Eligibility
Any officer or employee of the Company or one of its affiliates and any member of the Board is eligible to participate in the 2017 Plan. In addition, any other individual who provides services to the Company or one of its affiliates (including an individual who provides services to the Company or one of its affiliates by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an affiliate of the Manager or the Operating Partnership), the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person is eligible to participate in the 2017 Plan if such participation in the 2017 Plan is determined, by the Committee, to be in our best interests of our Company.
In addition to the Manager, we currently have one named executive officer and three non-employee directors, all of whom are eligible to receive awards under the 2017 Plan.
Options
The 2017 Plan permits the grant of options to purchase Common Shares intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, or the "Code," and options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of a Common Share on the date of grant (110% in the case of incentive stock options granted to a participant holding 10% or more of the Company's Common Shares). The Committee may, in its sole discretion and without the consent of the participant, grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the acquisition date intrinsic value of the employee's stock option from his or her former employer.
The term of each stock option will be fixed by the Committee but may not exceed 10 years from the date of grant (five years in the case of incentive stock options granted to a participant holding 10% or more of our Common Shares). The Committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. Except in the case of certain substitutions or certain changes in our capitalization, such as a stock dividend, stock split, extraordinary cash dividend, subdivision or consolidations of shares that affect the number of Common Shares or the fair market value of our Common Shares, the exercise price of an option may not be reduced after its grant without the approval of our shareholders. In addition, no payment may be made in cancellation of an option whose exercise price exceeds fair market value without the approval of our shareholders.
In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering Common Shares, by attestation of ownership of Common Shares, by means of a broker-assisted cashless exercise, or in any other form or manner acceptable to the Committee. Any rights or restrictions with respect to the ability to transfer an option shall be set forth in the applicable award agreement, except that any option may be transferred by will or by the laws of descent and distribution. Incentive stock options granted under the 2017 Plan are nontransferable other than by will or laws of descent and distribution.
Stock Appreciation Rights
Stock appreciation rights, or SARs, may be awarded under the 2017 Plan. Stock appreciation rights entitle the participant to receive a number of Common Shares, cash or a combination of Common Shares and cash, based on the increase in the fair market value of the shares from their grant date fair market value. The term of any SAR will be determined by the Committee, but in no event will an SAR have a term of more than 10 years from the date of grant (five years in the case of an SAR that is related to an incentive stock option granted to a participant holding 10% or more of our Common Shares). Any rights or restrictions with respect to the ability to transfer an SAR shall be set forth in the applicable award agreement, except that any SAR may be transferred by will or by the laws of descent and distribution. An SAR that relates to an incentive stock option is nontransferable other than by will or laws of descent and distribution.
Stock Awards
The 2017 Plan also permits the grant of stock awards, either in the form of restricted stock or unrestricted Common Shares. A participant's rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.
Restricted Stock Units
The 2017 Plan also allows the grant of restricted stock units, or RSUs, meaning the right to receive Common Shares, cash or a combination of Common Shares and cash in the future. At the time the RSU is granted, the Committee will specify the terms and conditions which govern the RSU, and will specify whether dividend equivalent rights are granted in connection with the RSUs. A participant's rights in the RSU may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria (or a combination of the two). These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.
Performance Awards
Performance awards are awards granted to participants that are based upon performance goals specified by the Committee. The Committee may designate participants to receive performance awards and may specify the number of Common Shares or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time the performance award is granted, the Committee will specify the terms and conditions which govern the performance award and will specify whether dividend equivalent rights are granted in connection with the performance award. A participant will be entitled to receive payment pursuant to the performance award, subject to continued employment or service and/or the satisfaction of certain goals tied to performance criteria. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below. The performance period applicable to any performance award shall be set by the Committee but may not exceed 10 years. Performance awards may be settled in cash, by the issuance of Common Shares, by the delivery of other securities or property or a combination thereof.
The Committee may use one or more of the following business criteria, on a consolidated basis, and/or with respect to an affiliate or specified business unit (except with respect to the total shareholder return and earnings per share criteria), in establishing performance goals for awards: (i) net investment income; (ii) net increase in shareholder's equity resulting from operations; (iii) net increase in shareholder's equity resulting from operations per share; (iv) book value; (v) book value per share; (vi) return on equity; (vii) return on capital or invested capital; (viii) total earnings; (ix) earnings per share; (x) earnings growth; (xi) fair market value or other share price; (xii) volume weighted average fair market value or other share price; (xiii) appreciation in fair market value or other share price; (xiv) net asset value; (xv) appreciation in net asset value; (xvi) total return or total shareholder return; (xvii) revenues; (xviii) cash flow or cash flow per share; (xix) operating income; (xx) operating margins; (xxi) gross or net profit; (xxii) dividends paid or payable; (xxiii) cash or funds available for distribution, including on an adjusted or on a per share basis; (xxiv) level of expenses, including capital expenses or corporate overhead expenses; (xxv) achievement of savings from business improvement projects; (xxvi) capital projects deliverables; (xxvii) human resources management targets, including medical cost reductions and time to hire; (xxviii) satisfactory internal or external audits; (xxix) total economic return; (xxx) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee, including but not limited to, the Standard & Poor's 500 Stock Index, the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index, another index or a group of comparable companies; or (xxxi) any other performance objective determined by the Committee. These criteria may be determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee
Other Equity-Based Awards
Other equity-based awards means awards, other than incentive awards, options, SARs, stock awards, restricted stock unit awards, or performance awards, that entitle the participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares or other equity interests (including long-term incentive plan units, or "LTIP Units"). An LTIP Unit represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Company's operating agreement or the Limited Liability Company Operating Agreement of the

Operating Partnership, or the "Operating Partnership Agreement." The grant of LTIP Units must satisfy the requirements of the Company's operating agreement or the Operating Partnership Agreement.
The Committee may designate participants to receive other equity-based awards and will specify the number of Common Shares or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time such other equity-based award is granted, the Committee will specify the terms and conditions which govern the award and will specify whether dividend equivalent rights are granted in connection with the award. Other equity-based awards may be settled in Common Shares, cash, or a combination of both.
Incentive Awards
Incentive awards entitle the participant to receive a single lump sum payment which may be in cash, Common Shares, or a combination of cash and Common Shares, in the discretion of the Committee. At the time an incentive award is granted, the Committee will specify the terms and conditions which govern the award.
Substitute Awards
Awards may be granted in substitution or exchange for any other award granted under the 2017 Plan or under another plan or any other right of a participant to receive payment from us. Awards may be also be granted under the 2017 Plan in substitution for similar awards held by individuals who become participants as a result of a merger, consolidation, acquisition or similar transaction.
Adjustments for Stock Dividends and Similar Events
The Board will make appropriate adjustments in the number and terms of outstanding awards and the number of Common Shares available for issuance under the 2017 Plan to reflect dividends, stock splits, spin-off and other similar events listed in the 2017 Plan that affect the number or kind of Common Shares or the fair market value of the Common Shares.
Change in Control
The 2017 Plan provides that the Committee is authorized to take certain actions if there is a change in control of our Company. The Committee may prescribe that (i) outstanding awards will become vested or exercisable upon the change in control, (ii) outstanding awards will be replaced with substitute awards issued by the surviving company in the change in control or (iii) outstanding awards will be cancelled in exchange for a payment equal to the amount received by our shareholders in the transaction or, in the case of options and stock appreciation rights, the amount by which that value exceeds the option exercise price or initial value of the stock appreciation right.
Under the 2017 Plan, a change in control is generally defined to include (i) the acquisition by any person of the direct or indirect beneficial ownership of at least 50% of our outstanding voting securities; (ii) a merger, consolidation or statutory share exchange where our shareholders hold less than 50% of the voting power of the surviving or resulting entity; or (iii) the approval of a plan of complete liquidation of the Company or the direct or indirect sale of substantially all of our assets.
Amendment or Termination of the 2017 Plan
While the Board may terminate or amend the 2017 Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, any amendment will be contingent on approval of our shareholders to the extent required by law, the rules of the New York Stock Exchange or other exchange on which the Common Shares are then listed or if the amendment would increase the benefits accruing to participants under the 2017 Plan, materially increase the aggregate number of Common Shares that may be issued under the 2017 Plan (except for adjustments made in connection with a stock dividend or similar event), or materially modify the requirements as to eligibility for participation in the 2017 Plan.
Unless terminated earlier, the 2017 Plan will terminate on the tenth anniversary of the Effective Date, but will continue to govern unexpired awards.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the 2017 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the 2017 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonqualified stock options and SARs with an exercise price less than the fair market value of Common Shares on the date of grant, SARs payable in cash, restricted stock units, and certain other awards that may be granted pursuant to the 2017 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Shares received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any Common Shares received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such Common Shares on the date of exercise. Subject to the discussion under "–Tax Consequences to the Company" below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the Common Shares acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the Common Shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Shares must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the Common Shares received upon exercise of the incentive option, or "ISO Shares," over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant's regular tax liability in a later year to the extent the participant's regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period, or a "Disqualifying Disposition," the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under "–Tax Consequences to the Company," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held Common Shares (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held Common Shares in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of Common Shares received upon exercise which equals the number of previously held Common Shares surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held Common Shares surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional Common Shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The 2017 Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2017 Plan allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the Common Shares, the potential for future appreciation or depreciation of the Common Shares, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2017, subject to adjustment in future years), (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Stock Awards, Restricted Stock Units, Other Equity-Based Awards, Incentive Awards and Performance Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or Common Shares in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the Common Shares received.
A recipient of a stock award or other equity-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Shares when received, reduced by any amount paid by the recipient; however, if the Common Shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares (i) when the Common Shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the Common Shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited Common Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
LTIP Units. LTIP Units received by a participant are intended to be treated as profits interests in a partnership for U.S. federal income tax purposes. The treatment of profits interests generally under the U.S. federal income tax rules are currently under review by the Internal Revenue Service, the Department of the Treasury, and Congress, and there can be no assurance that the LTIP Units will be treated as profits interests.
Provided that the LTIP Units are respected as profits interests, a participant will not realize taxable income upon the issuance of an LTIP Unit or upon the vesting of an LTIP Unit, and neither the Company nor the Operating Partnership will be allowed a deduction upon issuance or vesting. Instead, the participant will be treated as a partner in the Company or the Operating Partnership, as applicable, from the date of grant of the LTIP Unit, and will consequently receive allocations of income, gain, loss, credit and deduction from the Company or the Operating Partnership, as applicable, along with distributions of cash. Such items generally have the same character (i.e., capital or ordinary) in the hands of the participant as the items had in the hands of the Company or the Operating Partnership, as applicable. Additionally, if and when an LTIP Unit both vests and reaches capital account equivalency under the Company's operating agreement or the Operating

Partnership Agreement, a participant will be eligible to convert that LTIP Unit into a Common Share or an Operating Partnership unit.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2017 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Clawback
Any portion of the payments and benefits provided under the 2017 Plan or the sale of Common Shares shall be subject to any written clawback policies that we adopt. Such clawback policy may subject a participant's awards and amounts paid or realized with respect to awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company's material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that we determine should apply to the 2017 Plan.
New Plan Benefits
Because Awards granted under the 2017 Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants. Therefore, the New Plan Benefits Table is not provided. For information regarding the outstanding awards that have been granted to Ms. Mumford, please see "Executive Compensation Information—Outstanding Equity Awards at Fiscal Year End" below.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information as of December 31, 2016 with respect to compensation plans under which our equity securities are authorized for issuance. We have no such plans that were not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of our outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	469,539	(1)	N/A	1,307,397	(2)

(1)
Represents outstanding LTIP Units, which are a separate non-voting class of limited liability company interests structured as profits interests. The LTIP Units, subject to certain forfeiture provisions, may be converted, at the election of the holder, into our common shares on a one-for-one basis. Of the 469,539 LTIP Units outstanding as of December 31, 2016, 94,539 were issued pursuant to our 2007 Incentive Plan for Individuals, and 375,000 were issued pursuant to our 2007 Incentive Plan for Entities.

(2)
As of December 31, 2016, a combined total of 1,307,397 common shares and LTIP Units remain available for issuance under the incentive plans. In each calendar year, the maximum limit on the number of common shares and LTIP Units issuable under both incentive plans increases by an amount equal to 6% of the difference, if any (but not less than zero) between (i) the number of common shares that are outstanding as of the last day of such calendar year and (ii) the number of common shares that are outstanding as of the last day of the immediately preceding calendar year (excluding any securities issued under the plans). The individual incentive plan requires that of the number of common shares and LTIP Units available for awards under both plans, 62,500 common shares be reserved for awards to be made to our independent directors. In no event will the aggregate number of common shares and LTIP Units issued pursuant to both incentive plans exceed 10,000,000. In the event that an award expires, or is forfeited, canceled or otherwise terminates without the issuance of common shares, such common shares subject to such award will again be available for subsequent awards, except as prohibited by law. In addition, common shares that we withhold in satisfaction of the holder's obligation to remit an exercise price or withholding taxes will be available for future awards.

The Board recommends a vote "FOR" the Ellington Financial LLC 2017 Equity Incentive Plan (Proposal 4 on the proxy card)

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
The Audit Committee has appointed PricewaterhouseCoopers LLP, or "PwC," as our independent registered public accounting firm to audit the financial statements of our Company and its subsidiaries for the year ending December 31, 2017. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee's action in appointing PwC as the independent registered public accounting firm of our Company. Although we seek ratification of the appointment of PwC as our independent registered public accounting firm, the ratification of the appointment of PwC does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of our Company and shareholders. If our shareholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors.
PwC has advised the Audit Committee that they are an independent accounting firm with respect to our Company and its subsidiaries within the meaning of standards established by the American Institute of Certified Public Accountants, or the "AICPA," the Public Company Accounting Oversight Board, or the "PCAOB," the Independence Standards Board and federal securities laws. Representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if they choose and will be available to respond to appropriate shareholder questions.
PwC's 2016 and 2015 Fees
PwC's fees for professional services rendered in or provided for 2016 and 2015, as applicable, were:

	2016	2015
Audit Fees	$1,541,775	$1,461,125
Audit-related Fees	12,600	12,600
Tax Fees	—	—
All Other Fees	1,364	2,714
Total Fees	$1,555,739	$1,476,439
Audit Fees—Audit fees consist of fees billed by PwC related to the audit of our consolidated financial statements, the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports including fees for such services provided in connection with our public offerings. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.
Audit-related Fees—Audit-related fees consist of fees billed or expected to be billed by PwC for other audit and attest services, financial accounting, reporting and compliance matters and risk and control reviews. Fees for audit-related services are for those services rendered during each fiscal year.
Tax Fees—Tax fees consist of fees billed or expected to be billed by PwC for tax compliance, advisory, and planning services rendered during the fiscal year.
All Other Fees—All other fees mostly consist of costs associated with certain online subscription services.
Audit Committee Pre-Approval Policies and Procedures
On at least an annual basis, the Audit Committee pre-approves a list of services and sets pre-approval fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit, audit-related services, tax services or all other services must be submitted to our Chief Financial Officer to determine if the services are included within the pre-approved list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee. The Audit Committee has chosen the Audit Committee Chairman as its designee.
All of the fees paid to PwC in 2016 were pre-approved by the Audit Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.
Our Board recommends a vote "FOR" ratification of the appointment of PwC as our independent registered public accounting firm for 2017 (Proposal 5 on the proxy card).

CORPORATE GOVERNANCE
The Board of Directors
Our business is managed through the oversight and direction of our Board of Directors, which has established investment guidelines for our Manager, Ellington Financial Management LLC, or "EFM," to follow in its day-to-day management of our business. EFM is an affiliate of EMG, a private investment management firm and registered investment advisor that specializes in fixed income strategies, and is responsible for administering our business activities and day-to-day operations. Our Board is currently comprised of five directors. The directors are informed about our business at meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.
Our Board has established three standing committees that are comprised solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.
Director Independence
Our Board has determined that three of our five current directors and nominees are independent directors as defined by the requirements of the NYSE and our Corporate Governance Guidelines. Our Board has adopted, through its approval of our Corporate Governance Guidelines, the categorical standards prescribed by the NYSE to assist the Board in evaluating the independence of each of our directors and nominees. The categorical standards describe various types of relationships that could potentially exist between a board member and our Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and our Board determines, after taking into account all facts and circumstances, that no other material relationship between our Company and the director exists of a type not specifically mentioned in the categorical standards, our Board will deem such person to be independent. A director shall not be independent if he or she satisfies any one or more of the following criteria:

1.
A director who is, or who has been within the last three years, an employee of our Company or any of its affiliates, or whose immediate family member is, or has been within the last three years, an executive officer of our Company or any of its affiliates.

2.
A director who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our Company (excluding director and committee fees, and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).

3.
(A) A director who is or whose immediate family member is a current partner of a firm that is our internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (D) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

4.
A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company's compensation committee.

5.
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year).

Pursuant to our Corporate Governance Guidelines, our Board also considers a director's charitable relationships in determining independence. A director who is an officer, director, or trustee of a charitable or non-profit organization will not be considered to have a material relationship with our Company that impairs the director's independence so long as our contributions to the entity in any single fiscal year (excluding amounts contributed by our Company under its employee matching gift program) are less than $100,000 or 2% of such entity's consolidated gross revenues (whichever is greater).
Under these criteria, our Board has determined that the following members of our Board are independent: Edward Resendez, Thomas F. Robards, and Ronald I. Simon, Ph.D.

Executive Sessions of Our Independent Directors
In accordance with NYSE requirements and our Corporate Governance Guidelines, the independent directors of our Board meet in executive session at least quarterly, without management present. Generally, these executive sessions follow a regularly scheduled quarterly meeting of our Board. In 2016, the independent directors of our Board met in executive session four times without management. Our Chairman, Mr. Robards, presides over such executive sessions of our independent directors.
Information Regarding Our Board and Its Committees
Directors are expected to attend all our regular and special meetings of the Board and all meetings of the committees on which they serve. In 2016, there were eight meetings of the Board, and each of the current directors attended at least 75% of the meetings of both the Board and committees on which they served.
We have a policy that directors attend our annual meetings of shareholders. All of our directors attended the 2016 Annual Meeting of Shareholders.
Our Board of Directors has established three standing committees of the Board: Audit, Compensation, and Nominating and Corporate Governance. The charter for each committee, more fully describing the responsibilities of each committee, can be found on our website at www.ellingtonfinancial.com under the "For Our Shareholders—Corporate Governance" section. Pursuant to their charters, each of these committees is comprised solely of independent directors. The table below indicates our current committee membership and the number of times each committee met in 2016.

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward Resendez	Member	Chair	Member
Thomas F. Robards	Chair	Member	Member
Ronald I. Simon, Ph.D.	Member	Member	Chair
Number of Meetings in 2016	7	4	2
Our committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.
Audit Committee
Pursuant to its charter, our Audit Committee assists the Board in overseeing (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent auditors; and (4) the performance of our independent auditors and internal audit function.
Each member of the Audit Committee meets the independence requirements of the NYSE and SEC rules and regulations, and each is financially literate. Our Board has determined that Mr. Robards, the chairman of our Audit Committee, and Dr. Simon are "audit committee financial experts" as that term is defined by the SEC and that each satisfies the financial expertise requirements of the NYSE.
Compensation Committee
Pursuant to its charter, the Compensation Committee's principal functions are to assist the Board in discharging its responsibilities relating to (1) compensation of our directors and officers; (2) review, approval, and administration of compensation plans and programs and other benefit plans for our directors, officers, employees, and consultants and other third parties who perform services for us; and (3) compensation of our Manager.
Our Board has determined that each member meets the independence requirements of the NYSE that apply to compensation committee members.
Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for identifying, recruiting, considering, and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual meetings of shareholders. It also reviews the background and qualifications of individuals being considered as director candidates pursuant to attributes and criteria established by the committee and the

Board from time to time. It reviews and makes recommendations on matters involving general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of our Board's performance as a whole and of the individual directors and reports thereon to the Board. The committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been pre-approved pursuant to pre-approval guidelines to address specific categories of transactions, which the committee reviews, evaluates and updates, as appropriate, from time to time.
In selecting candidates to recommend to our Board as director nominees, the Nominating and Corporate Governance Committee looks at a number of attributes and criteria, including experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. In assessing the needs of the Board, the Nominating and Corporate Governance Committee and our Board review and consider from time to time the requisite skills and characteristics of individual directors as well as the composition of the Board as a whole. After completing its evaluation of individual director nominees and our Board as a whole, our Board concluded that the five nominees for director named in this Proxy Statement collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and its shareholders and a dedication to enhancing shareholder value.
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for service on our Board. For more information regarding the procedure required for director candidates recommended by shareholders, see "General Information—Procedure for Recommendations of Director Candidates by Shareholders."
Board Leadership Structure
While the roles are currently separated, our Board of Directors has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Instead, the Board believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a Chief Executive Officer. The Board of Directors believes that the current separation of the role of Chief Executive Officer and Chairman of the Board is appropriate because it allows our Chief Executive Officer to focus on running our business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Board Oversight of Risk
Our Board of Directors believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and officers of our Manager and, as appropriate, to our Board of Directors or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board's decision-making.
EMG has an Investment and Risk Management Committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies, and investment guidelines. The members of the Investment and Risk Management Committee include two of our directors, Messrs. Vranos and Penn, as well as one of our officers, Mark Tecotzky. The Audit Committee has been designated by our Board to take the lead in overseeing risk management. As part of its oversight function, the Audit Committee receives briefings provided by members of the Investment and Risk Management Committee, officers of our Manager and various advisors to our Company regarding the adequacy of our risk management processes. The Audit Committee also regularly receives briefings from our internal auditor. Our Board also encourages our officers and the officers of our Manager to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations and continually works with our officers, the officers of our Manager and our advisors to assess and analyze the most likely areas of future risk for our Company. In addition, our Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Manager who are partially dedicated to providing services to the Company taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics
Our Board of Directors has established a Code of Business Conduct and Ethics that applies to our officers and directors and to our Manager's and certain of its affiliates' officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.
EMG also has its own Code of Ethics with which employees of EMG and our Manager, including officers of our Company, must also comply. Our Code of Business Conduct and Ethics is intended to complement EMG's Code of Ethics. To the extent there is any conflict between our Code of Business Conduct and Ethics and EMG's Code of Ethics with respect to the officers of our Company and the officers, employees, and other personnel of EMG and our Manager who perform services for or on our behalf, the provisions of our Code of Business Conduct and Ethics will control, except to the extent that the provisions of EMG's Code of Ethics are more restrictive, in which case the provisions of EMG's Code of Ethics will control. Any waiver of our Code of Business Conduct and Ethics of our executive officers or directors may be made only by our Board or one of its committees.
We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K by posting such information on our website at www.ellingtonfinancial.com under the "For Our Shareholders—Corporate Governance" section of the website.
Communications with Our Board
Our Board has established a process for shareholders and other parties to communicate with the members of our Board, any director (including the Chairman of the Board), non-management members of the Board as a group or any committee. To do so, a shareholder may send a letter addressed to Attention: Secretary, Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, Connecticut 06870. The Secretary will forward all such communications to our directors.
Availability of Our Corporate Governance Materials
Shareholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.ellingtonfinancial.com under the "For Our Shareholders—Corporate Governance" section of the website. A copy of any of these documents will be provided free of charge to any shareholder upon request by writing to Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

DIRECTOR COMPENSATION
Any member of our Board who is also an employee of our Manager or EMG or their respective affiliates does not receive additional compensation for serving on our Board of Directors.
For the year ended December 31, 2016, each independent director received an annual cash retainer of $62,500. The Chairman of our Board and the Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board also received an additional annual cash retainer of $25,000, $15,000, $7,500 and $7,500, respectively. In addition, our independent directors each received an award of $47,500 in LTIP Units in 2016 pursuant to our 2007 Long-Term Incentive Plan for Individuals and were eligible to receive LTIP Units and other share-based awards under our 2007 Long-Term Incentive Plan for Individuals. LTIP Unit grants are made annually, typically in the third quarter. LTIP Units are a separate non-voting class of limited liability company interests structured as profits interests. The LTIP Units, subject to certain forfeiture provisions, may be converted, at the election of the holder, into our Common Shares on a one-for-one basis.
We reimburse our directors for their travel expenses incurred in connection with their attendance at full Board and committee meetings as well as the Annual Meeting of Shareholders and certain director education events.
Compensation of Our Directors in 2016
The table below describes the compensation earned by our directors in 2016. We compensated only those directors who are independent in accordance with the requirements of the NYSE and our Corporate Governance Guidelines.

Name	Fees Earned or Paid in Cash	LTIP Unit Awards (1)		All Other Compensation (2)	Total Compensation
Thomas F. Robards	$102,500	$47,500	(3)	$4,973	$154,973
Ronald I. Simon, Ph.D.	70,000	47,500	(4)	4,973	122,473
Edward Resendez	70,000	47,500	(5)	4,973	122,473
Laurence Penn	—	—		—	—
Michael W. Vranos	—	—		—	—

(1)
All share-based awards were granted pursuant to our 2007 Incentive Plan for Individuals. The aggregate grant date fair value was calculated in accordance with the Financial Accounting Standards Board's, or "FASB," Accounting Standards Codification, or "ASC," Topic 718 based on the closing sale price for our Common Shares on the NYSE on the date of grant.

(2)	Amounts reflect dividends paid on unvested LTIP Units in 2016.

(3)
Mr. Robards received 2,801 LTIP Units with a grant date fair value of $47,500. These LTIP Units were granted on September 13, 2016 and will vest, subject to certain limitations, on September 12, 2017. As of December 31, 2016, Mr. Robards had outstanding an aggregate of 15,827 LTIP Units, 13,026 of which had vested.

(4)
Dr. Simon received 2,801 LTIP Units with a grant date fair value of $47,500. These LTIP Units were granted on September 13, 2016 and will vest, subject to certain limitations, on September 12, 2017. As of December 31, 2016, Dr. Simon had outstanding an aggregate of 2,801 LTIP Units, none of which had vested.

(5)
Mr. Resendez received 2,801 LTIP Units with a grant date fair value of $47,500. These LTIP Units were granted on September 13, 2016, and will vest, subject to certain limitations, on September 12, 2017. As of December 31, 2016, Mr. Resendez had outstanding an aggregate of 14,577 LTIP Units, 11,776 of which had vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Each of our directors and director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Audit Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
Transactions Effected by EMG and its Affiliates in Respect of Our Portfolio
Mr. Vranos, our Co-Chief Investment Officer and director, Mr. Penn, our Chief Executive Officer, President and director, Mark Tecotzky, our Co-Chief Investment Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of EMG. We may from time to time enter into certain "related party transactions" with EMG and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other accounts of EMG which are described in the written management agreement with our Manager.

•
Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by EMG or our Manager, on the other hand. It is EMG policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. EMG or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager's executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager's current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (1) at prices based upon third party bids received through auction, (2) at the average of the highest bid and lowest offer quoted by third party dealers, or (3) according to another pricing methodology approved by our Manager's Chief Compliance Officer.

•
Principal Transactions—defined as transactions between EMG or our Manager (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager, EMG (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

•
Investment in other EMG accounts—pursuant to our management agreement, although we have not done so to date, if we invest at issuance in the equity of any collateralized debt obligation, or "CDO," that is managed, structured or originated by EMG or one of its affiliates, or if we invest in any other investment fund or other investment for which EMG or one of its affiliates receives management, origination or structuring fees, the base management and incentive fees payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any such management fees, origination fees or structuring fees.

•
Split price executions—pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by EMG, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

Management Agreement
We entered into a management agreement with our Manager upon our inception in August 2007, pursuant to which our Manager provides for the day-to-day management of our operations. Mr. Vranos, our Co-Chief Investment Officer and Director, Mr. Penn, our Chief Executive Officer, President and Director, Mark Tecotzky, our Co-Chief Investment Officer, Lisa Mumford, our Chief Financial Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of our Manager. The management agreement, which was most recently amended and restated effective November 3, 2015, requires our Manager to manage our assets, operations and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. A description of the material terms of the management agreement is included in "Item 1. Business—Management Agreement" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Base Management Fees
Under the management agreement, we pay our Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of the equity of Ellington Financial Operating Partnership LLC, our operating partnership subsidiary, or the "Operating Partnership," (calculated in accordance with U.S Generally Accepted Accounting Principles, or "U.S. GAAP," as of the end of each fiscal quarter (before deductions for base management and incentive fees payable with respect to such fiscal quarter)), provided that the equity of the Operating Partnership is adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors, and approval by a majority of our independent directors in the case of non-cash charges.
Total base management fees incurred for the year ended December 31, 2016 were $10.1 million as compared to $11.5 million for the year ended December 31, 2015.
Incentive Fees
In addition to the base management fee, with respect to each fiscal quarter we pay our Manager an incentive fee equal to the excess, if any, of (i) the product of (A) 25% and (B) the excess of (1) our Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.
For purposes of calculating the incentive fee, "Adjusted Net Income" for the Incentive Calculation Period means the net increase/(decrease) in equity resulting from operations of the Operating Partnership (or such equivalent U.S. GAAP measure based on the basis of presentation of our consolidated financial statements), after all base management fees but before any incentive fees for such period, and excluding any non-cash equity compensation expenses for such period, as reduced by any Loss Carryforward (as described below) as of the end of the fiscal quarter preceding the Incentive Calculation Period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. For the avoidance of doubt, Adjusted Net Income includes both net investment income and net realized and unrealized gains and losses.
For purposes of calculating the incentive fee, the "Loss Carryforward" as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) the net increase in equity resulting from operations of the Operating Partnership (expressed as a positive number) or the net decrease in equity resulting from operations of the Operating Partnership (expressed as a negative number) for such fiscal quarter (or such equivalent U.S. GAAP measures as may be appropriate depending on the basis of presentation of our consolidated financial statements), as the case may be, calculated in accordance with U.S. GAAP, adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.
For purposes of calculating the incentive fee, the "Hurdle Amount" is, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the 10-year U.S. Treasury rate for such fiscal quarter, (ii) the sum of (A) the weighted average gross proceeds per share or partnership unit in our Operating Partnership, or "OP Unit," of all our common share or OP Unit issuances (excluding issuances of our common shares (a) as equity incentive awards, (b) to our Manager as part of its base management fee or incentive fee and (c) to our Manager or any of its affiliates in privately negotiated transactions, and issuances of OP Units to us) up to the end of such fiscal quarter (with each such issuance weighted by both the number of shares or OP Units issued in such issuance and the number of days that such issued shares or OP Units were outstanding during such fiscal quarter) and (B) the result obtained by dividing (I) retained earnings attributable to our common shares and OP Units (other than OP Units held by us) at the beginning of such fiscal quarter by (II) the average number of our common shares and OP Units (other than OP Units held by us) outstanding for each day during such fiscal quarter, and (iii) the average number of our common shares and Long-Term Incentive Plan Units, or "LTIP Units," outstanding and the average number of OP Units and LTIP Units in our Operating Partnership, or "Operating Partnership LTIP Units," (other than OP Units and Operating Partnership LTIP Units held by us) for each day during such fiscal quarter.
No incentive fees were incurred for the years ended December 31, 2016 and 2015.
Compensation of Directors
Our non-independent directors do not receive compensation for serving on our Board. For information regarding the compensation of our independent directors, see "Director Compensation" above.

Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Delaware law and pay such persons' expenses in defending any civil or criminal proceedings in advance of final disposition of such proceeding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each of Messrs. Robards and Resendez and Dr. Simon served as a member of the Compensation Committee during 2016 and none of such members is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or Compensation Committee, except that Mr. Vranos is the founder and Chief Executive Officer of EMG and sets the compensation for principals of EMG and its investment advisory affiliates and Mr. Penn is the Vice Chairman of EMG. Neither Mr. Vranos nor Mr. Penn are members of our Compensation Committee and neither receives any compensation from the Company for service as a director or as an executive officer of the Company.
EXECUTIVE OFFICERS

Name and Position With Our Company	Age	Background Summary
Laurence Penn Chief Executive Officer, President & Director	55	See "Proposal 1: Election of Directors—Information Regarding the Nominees."

Michael W. Vranos Co-Chief Investment Officer & Director	55	See "Proposal 1: Election of Directors—Information Regarding the Nominees."

Mark Tecotzky Co-Chief Investment Officer	55
Mr. Tecotzky has been our Co-Chief Investment Officer since March 2008, the Co-Chief Investment Officer of Ellington Residential Mortgage REIT since October 2012, and serves as the Co-Chief Investment Officer of our Manager. Mr. Tecotzky is also a Managing Director of EMG, and head portfolio manager for all MBS/ABS credit, reporting directly to Mr. Vranos. Prior to joining EMG in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid adjustable-rate mortgages, or "ARMs," and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories, and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other EMG principals at Kidder Peabody, and traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University and received a National Science Foundation fellowship to study at MIT.

Lisa Mumford Chief Financial Officer	53
Ms. Mumford was appointed as our Chief Financial Officer and as the Chief Financial Officer of our Manager in October 2009. Ms. Mumford was appointed as the Chief Financial Officer of Ellington Residential Mortgage REIT in April 2013. From August 2008 to October 2009, Ms. Mumford was Chief Financial Officer of ACA Financial Guaranty Corporation, or "ACA FG," where she oversaw all aspects of the finance and accounting operations. Prior to August 2008, ACA FG was an operating subsidiary of ACA Capital Holdings, Inc., or "ACA," and from 2003 until August 2008, Ms. Mumford served as the Chief Accounting Officer. While at ACA, Ms. Mumford oversaw all aspects of the accounting, internal control, and financial reporting process. Prior to joining ACA, and beginning in 1988, Ms. Mumford was with ACE Guaranty Corp., where over her tenure, she held the positions of Chief Financial Officer and Controller. She began her career as a staff accountant with Coopers & Lybrand in 1984, culminating in the role of Audit Supervisor at the time of her departure in 1988. Ms. Mumford is a member of the American Institute of Certified Public Accountants and holds a B.B.A. in Accounting from Hofstra University.

Daniel Margolis General Counsel	43
Mr. Margolis has been our General Counsel since August 2013 and also served as our Secretary from July 2010 to August 2013. Mr. Margolis has also served as General Counsel of EMG since July 2010 and of Ellington Residential Mortgage REIT since April 2013. He is responsible for advising EMG on all legal, regulatory, compliance, documentation, and litigation matters. Prior to joining EMG, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from 2007 to 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from 2004 to 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney's Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud, and money laundering. In 2004, he received the John Marshall Award, the Department of Justice's highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.
Submitted by the Compensation Committee of the Board:
Edward Resendez, Chair
Thomas F. Robards
Ronald I. Simon, Ph.D.
COMPENSATION DISCUSSION AND ANALYSIS
As an externally managed company, we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates, to our executive officers, with the exception that, under the terms of the management agreement between us and our Manager, we are required to reimburse our Manager for the costs of the wages, salaries and benefits incurred by our Manager or EMG with respect to our partially dedicated Chief Financial Officer, subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses and make incentive equity awards to our partially dedicated Chief Financial Officer in amounts that are subject to approval by our Compensation Committee. Our Chief Executive Officer and President and our Co-Chief Investment Officer make recommendations to the Compensation Committee with respect to the performance of our partially dedicated Chief Financial Officer and the appropriate compensation amount for such executive. The Compensation Committee considers the recommendations of the Chief Executive Officer and President and the Co-Chief Investment Officer but makes the ultimate determination as to the appropriateness of her compensation. The Compensation Committee considered the most recent shareholder advisory vote on executive compensation required by the proxy rules in assessing these compensation policies and its compensation decisions and believes shareholders support the Company's approach and actions. The Compensation Committee may form and delegate authority to subcommittees comprised entirely of independent directors or its chair when appropriate. Our Compensation Committee did not utilize a compensation consultant for purposes of determining or recommending the amount or form of executive or director compensation. Executive officers are not present when the Compensation Committee meets in executive session, or when decisions about their own compensation are discussed.
Objectives of the Company's Compensation Programs
The Company's compensation program is designed to:

•	retain and motivate our partially dedicated Chief Financial Officer by providing fair compensation;

•	encourage share ownership by providing a portion of compensation through LTIP Units; and

•	align management incentives with the long-term interests of our shareholders.
Elements of Compensation
The components of the compensation program for our partially dedicated Chief Financial Officer in 2016 are (1) base salary and (2) a discretionary cash bonus and LTIP Unit award.
Base Salary
Our partially dedicated Chief Financial Officer is Lisa Mumford, an employee of EMG. Under the terms of her employment arrangement with EMG, Ms. Mumford earned an annual base salary in 2016 of $250,000. Since Ms. Mumford was appointed as the partially dedicated Chief Financial Officer for Ellington Residential Mortgage REIT in April 2013, we reimburse EMG for the pro rata portion of her compensation that is allocated to us based on the percentage of her working time and efforts spent on matters related solely to our Company. In determining whether the pro rata amount of Ms. Mumford's base salary for 2016 was reasonable and appropriate for reimbursement by our Company, our Compensation Committee considered primarily Ms. Mumford's duties and responsibilities as our partially dedicated Chief Financial Officer, the performance of our Company, and her performance based on both their own observations as members of our Audit Committee and Board and the assessment and recommendation of our Chief Executive Officer and President and our Co-Chief Investment Officer (which takes into account such officers' review of the compensation provided to similar employees of similarly situated companies).

For 2017, we expect our Compensation Committee to take into account substantially similar criteria in determining whether the pro rata amount of Ms. Mumford's base salary to be reimbursed is reasonable and appropriate for reimbursement by our Company.
Discretionary Cash Bonus and LTIP Unit Award
In addition, our Compensation Committee approved on December 13, 2016, an incentive cash bonus to Ms. Mumford of $332,100 subject to deferral of approximately 33% of such cash bonus until December 31, 2017, and an award of 11,166 LTIP Units under our 2007 Incentive Plan for Individuals. The deferred portion of Ms. Mumford's cash bonus is subject to forfeiture in the event Ms. Mumford gives notice of her intention to resign her position as Chief Financial Officer of the Company or her employment is terminated for cause prior to December 31, 2017. Of the LTIP Units awarded to Ms. Mumford in December 2016, 5,583 LTIP Units are subject to forfeiture restrictions that will lapse on December 13, 2017 and the remaining 5,583 LTIP Units are subject to forfeiture restrictions that will lapse on December 13, 2018.
In determining whether the pro rata amount of Ms. Mumford's bonus for 2016 was reasonable and appropriate for reimbursement by our Company and whether to approve her LTIP unit award, our Compensation Committee considered primarily Ms. Mumford's performance, based both on their own observations as members of our Audit Committee and Board and on the assessment and recommendation of our Chief Executive Officer and President and our Co-Chief Investment Officer (which takes into account such officers' review of the compensation provided to similar employees of similarly situated companies), the performance of our Company, the compensation that Ms. Mumford receives for service as the partially dedicated Chief Financial Officer of Ellington Residential Mortgage REIT, and the percentage of her working time and efforts spent on matters related solely to our Company. Our Compensation Committee also considered the total compensation that Ms. Mumford will earn for 2017 (including compensation received for service as the partially dedicated Chief Financial Officer of Ellington Residential Mortgage REIT) and whether the amount seemed reasonable and appropriate based on their personal experience and knowledge regarding executive compensation. Taking all of these factors into account, our Compensation Committee determined that a $332,100 cash bonus and an award of 11,166 LTIP Units would be reasonable and appropriate for Ms. Mumford, provided that a portion of the bonus and the vesting of the LTIP Units are deferred and subject to forfeiture restrictions described above. The deferral and forfeiture restrictions are intended, among other things, to create an appropriate retention incentive for Ms. Mumford.
Ms. Mumford is entitled to receive dividends and distributions that become payable on all of her LTIP Units, whether they are vested or not. Cash dividends are paid on the LTIP Units at the same rate as is paid to all shareholders. In 2016, dividends paid with respect to Ms. Mumford's LTIP Units, were $1.95 per LTIP Unit.
For 2017, we expect that our Compensation Committee will take into account substantially similar criteria in determining whether the pro rata amount of Ms. Mumford's bonus to be reimbursed is reasonable and appropriate for reimbursement by our Company and whether to approve her LTIP unit award.
Potential Payments Upon Termination or Change in Control
Ms. Mumford is subject to a standard employment contract for the benefit of EMG. If Ms. Mumford were terminated other than for cause or voluntary resignation, the deferred portion of Ms. Mumford's 2016 cash bonus would continue to vest under the terms of her employment contract. In addition, if Ms. Mumford were terminated other than for cause or voluntary resignation, or in the event of a change in control, the 17,115 outstanding and unvested LTIP Units held by Ms. Mumford would continue to vest under the terms of her LTIP Unit award agreements.

EXECUTIVE COMPENSATION INFORMATION
Summary Compensation Table
The following tables and related footnotes should be read in conjunction with "Compensation Discussion and Analysis" above. We summarize below the compensation information for the fiscal years ended December 31, 2016, 2015 and 2014 for Ms. Mumford, our partially dedicated Chief Financial Officer and our only executive officer who receives compensation specifically for her services as an executive officer of our Company. As noted in "Compensation Discussion and Analysis" above, as an externally managed company, we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates, to our executive officers, with the exception that, under the terms of the management agreement between us and our Manager, we are required to reimburse our Manager for the costs of the wages, salary and benefits incurred by our Manager or EMG with respect to our partially dedicated Chief Financial Officer, subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses and make incentive equity awards to our partially dedicated Chief Financial Officer in amounts that are subject to approval by our Compensation Committee.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
Lisa Mumford Chief Financial Officer	2016	$202,500	$332,100	$178,209	$34,455	$747,264
	2015	$195,000	$339,300	$187,207	$40,094	$761,601
	2014	$185,000	$259,500	$240,000	$26,925	$711,425

(1)	Reflects the pro rata portion of Ms. Mumford's salary that we were required to reimburse to the Manager.

(2)	Reflects the pro rata portion of Ms. Mumford's bonus that we were required to reimburse to the Manager. A percentage of such bonuses is subject to deferral.

(3)
The awards shown in this column relate to LTIP Units which are convertible into Common Shares on a one-for-one basis after any applicable forfeiture restrictions lapse. The aggregate grant date fair value was calculated in accordance with FASB ASC Topic 718 based on the closing sale price for our Common Shares on the NYSE on the date of grant.

(4)	Amounts reflect dividends paid to Ms. Mumford in respect of her unvested LTIP Units in each respective year.
None of the management fee is allocated directly to Mr. Vranos, Mr. Penn, or Mr. Tecotzky. Rather, Mr. Vranos, Mr. Penn, and Mr. Tecotzky are compensated by EMG and its affiliates, or the "Ellington Management Companies," in the form of a fixed salary plus a percentage of the aggregate net profitability of the Ellington Management Companies. Revenues of the Ellington Management Companies consist primarily of investment management fees from net assets under management, which as of December 31, 2016 were approximately $5.9 billion, of which the Company's net assets comprised $645 million, or approximately 10.9%; expenses of the Ellington Management Companies consist primarily of compensation costs for EMG's employees, which numbered over 160 people as of December 31, 2016.
Daniel Margolis is compensated by EMG in the form of a fixed salary plus a discretionary bonus for his service as General Counsel of all of the Ellington Management Companies. No portion of the management fee is allocated to his salary, nor is his discretionary bonus directly tied to the performance of EFC.
Grants of Plan-Based Awards for Fiscal 2016
The following table presents information regarding plan-based awards to Ms. Mumford during the fiscal year ended December 31, 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) (#)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Lisa Mumford	12/13/2016	11,166	$178,209

(1)
Represents LTIP Unit awards issued under the 2007 Incentive Plan for Individuals, which are subject to forfeiture restrictions that lapse on December 13, 2017 with respect to 5,583 of the LTIP Units and on December 13, 2018 with respect to the remaining 5,583 LTIP Units. Under the forfeiture restrictions, the LTIP Units are subject to forfeiture in the event Ms. Mumford gives notice of her intention to resign from her position as Chief Financial Officer of the Company or her employment is terminated for cause prior to December 13, 2017 with respect to 5,583 of the LTIP Units and prior to December 13, 2018 with respect to the remaining 5,583 LTIP Units. The LTIP Units are convertible into Common Shares on a one-for-one basis after the applicable forfeiture restrictions lapse.

(2)	The aggregate grant date fair value was calculated in accordance with FASB ASC Topic 718 based on the closing sale price for our Common Shares on the NYSE on the date of grant.

Outstanding Equity Awards at Fiscal Year End
The following table lists the LTIP Units awarded to Ms. Mumford that were unvested and outstanding as of December 31, 2016. No discount has been taken to reflect risk of forfeiture or restrictions on transferability or conversion of LTIP Units.

	Stock Awards
Name	Number of LTIP Units That Have Not Vested	Market Value of LTIP Units That Have Not Vested (1)
Lisa Mumford(2)	17,115	$265,625

(1)	Value is determined by multiplying the number of unvested LTIP Units by $15.52, the closing price for our Common Shares on the NYSE on December 30, 2016.

(2)
LTIP Units are subject to forfeiture in the event Ms. Mumford gives notice of her intention to resign from her position as Chief Financial Officer of the Company or her employment is terminated for cause prior to December 13, 2017 in the case of 5,583 LTIP Units, December 15, 2017 in the case of 5,949 LTIP Units, and December 13, 2018 in the case of 5,583 LTIP Units. The LTIP Units are convertible into Common Shares on a one-for-one basis after the applicable forfeiture restrictions lapse.

Option Exercises and Equity Vested
The following table lists the LTIP Units previously awarded to Ms. Mumford that had vested during the year ended December 31, 2016.

Name	Vesting Date	Number of LTIP Units Vested	Value Realized on Vesting (1)
Lisa Mumford	December 11, 2016	6,247	$101,264
	December 15, 2016	5,473	$87,240

(1)
Value is determined by multiplying 6,247 vested LTIP Units by $16.21, the closing sale price for our Common Shares on the NYSE on December 9, 2016, the last trading day before the vesting date of 6,247 LTIP Units, and multiplying 5,473 vested LTIP Units by $15.94, the closing sale price for our Common Shares on the NYSE on December 14, 2016, the last trading day before the vesting date of 5,473 LTIP Units.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 1, 2017, certain ownership information with respect to our Common Shares for those persons known to us to be the beneficial owners of more than 5% of our outstanding Common Shares and all of our directors, each of the named executive officers and all of the directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes:

•	all Common Shares the investor actually owns beneficially or of record;

•	all Common Shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and

•	all Common Shares the investor has the right to acquire within 60 days after March 1, 2017 (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Shares Beneficially Owned
Name and Address	Number	Percentage of Outstanding Common Shares(1)
5% Shareholders:
Wellington Management Group LLP(2)	4,516,128	14.0%
VC Investments LLC(3)	1,628,654	5.0%
Directors and Executive Officers:(4)
Michael W. Vranos(5)	3,384,665	10.3%
Ronald I. Simon, Ph.D(6)	18,026	*
Edward Resendez(7)	14,276	*
Thomas Robards(8)	14,276	*
Laurence Penn(9)	517,631	1.6%
Lisa Mumford(10)	32,609	*
All executive officers and directors as a group (8 persons)(11)	3,485,741	10.6%
* Denotes beneficial ownership of less than 1% of our Common Shares.

(1)
Based on an aggregate amount of 32,255,053 shares issued and outstanding as of March 1, 2017. Assumes that all LTIP Units and Operating Partnership Units beneficially owned by a person are exercised for Common Shares. The total number of shares outstanding used in calculating this percentage assumes that none of the LTIP Units or Operating Partnership Units beneficially owned by other persons are exercised for Common Shares.

(2)
Derived from a Schedule 13G/A filed with the SEC on February 9, 2017. The address for Wellington Management Group LLP, or "Wellington," is 280 Congress Street, Boston, MA 02210. Wellington has indicated that it holds our Common Shares together with certain of its subsidiaries. Wellington has shared voting and dispositive power over 4,516,128 Common Shares.

(3)
Includes Common Shares beneficially owned by EMG Holdings, L.P., or "EMGH,", EFM, and VC Investments LLC, or "VC." VC has shared voting and dispositive power over 1,628,654 Common Shares (including 372,162 LTIP Units and 212,000 Operating Partnership Units). EMGH has shared voting and dispositive power of 1,628,654 Common Shares (including 372,162 LTIP Units and 212,000 Operating Partnership Units). VC is the managing member of EMGH. Michael W. Vranos, or "Mr. Vranos," is the managing member of, and holds a controlling interest in VC. The address for each entity is 53 Forest Avenue, Old Greenwich, CT 06870.

(4)	The address for all officers and directors is Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, CT 06870.

(5)
Includes Common Shares beneficially owned by EMGH, VC, and Mr. Vranos. Mr. Vranos has sole voting and dispositive power over 91,822 Common Shares. Mr. Vranos has shared voting and dispositive power over 3,292,843 Common Shares (including 372,162 LTIP Units and 212,000 Operating Partnership Units). VC has shared voting and dispositive power over 1,628,654 Common Shares (including 372,162 LTIP Units and 212,000 Operating Partnership Units). EMGH has shared voting and dispositive power of 1,628,654 Common Shares (including 372,162 LTIP Units and 212,000 Operating Partnership Units). VC is the general partner of EMGH. Mr. Vranos is the managing member of, and holds a controlling interest in VC. The address for each entity is 53 Forest Avenue, Old Greenwich, CT 06870.

(6)	Dr. Simon and his spouse are beneficiaries of a trust that holds all of Dr. Simon's Common Shares.

(7)	Includes 11,776 LTIP Units which are convertible into Common Shares on a one-for-one basis, subject to certain conditions.

(8)	Includes 13,026 LTIP Units which are convertible into Common Shares on a one-for-one basis, subject to certain conditions.

(9)
Includes 462,197 Common Shares, which Mr. Penn may be deemed to beneficially own. These shares are held in an investment account at EMGH and are also included in the amounts disclosed for VC Investments LLC in footnote 3 and for Mr. Vranos in footnote 5. Also includes 38,759 Operating Partnership Units that Mr. Penn has shared dispositive power over.

(10)	Consists of 32,609 LTIP Units which are convertible into Common Shares on a one-for-one basis, subject to certain conditions.

(11)	Includes 429,573 LTIP Units and 212,000 Operating Partnership Units which are convertible into Common Shares on a one-for-one basis, subject to certain conditions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and anyone holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports we received, we believe that during 2016 all its reporting persons filed such reports on a timely basis, with the exception of one delinquent Form 4 for Mr. Vranos that was filed on May 12, 2016 due to an administrative error.
AUDIT COMMITTEE REPORT
The Audit Committee consists of three members of our Board, each of whom is independent of our Company and management in accordance with the requirements of the NYSE listing standards, our Corporate Governance Guidelines and applicable SEC rules and regulations. Our Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee's responsibilities and how it carries out those responsibilities.
The Audit Committee oversees our Company's financial reporting process on behalf of our Board, in accordance with the charter of the Audit Committee. Management is responsible for our Company's financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, PwC, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with U.S. GAAP.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and PwC the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed and received the written disclosures and the letter from PwC with respect to the matters required to be discussed by the applicable requirements of the PCAOB. Moreover, the Audit Committee discussed with PwC their independence from management and the Audit Committee and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. In addition, we have evaluated and concluded the non-audit services provided by PwC to our Company comply with SEC independence rules.
Based on the reviews and discussions referred to above, prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 with the SEC, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. GAAP, or that PwC is in fact "independent."
Submitted by the Audit Committee:
Thomas F. Robards, Chair
Edward Resendez
Ronald I. Simon, Ph.D.

GENERAL INFORMATION
Shareholder Proposals
Shareholder proposals intended to be presented at the 2018 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 30, 2017 in order to be considered for inclusion in the Company's Proxy Statement relating to the 2018 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, or "Rule 14a-8."
For a proposal of a shareholder to be presented at the Company's 2018 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company's Proxy Statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than October 31, 2017, and no later than 5:00 p.m., Eastern Time on November 30, 2017. If the 2018 Annual Meeting of Shareholders is scheduled to take place before April 16, 2018 or after June 15, 2018, then notice must be delivered no earlier than the 150th day prior to the 2018 Annual Meeting of Shareholders and not later than the later of 5:00 p.m., Eastern Time on the 120th day prior to the 2018 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of the 2018 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attn: Secretary.
As to any business that the shareholder proposes to bring before the meeting, the notice shall set forth (1) a description of such business; (2) the reasons for proposing such business at the meeting; and (3) any material interest in such business of the shareholder and any "Associated Person" as defined below, including any anticipated benefit to the shareholder and the Associated Person. For purposes of these notice provisions, an Associated Person is (1) any person controlling or directly or indirectly acting in concert with such shareholder; (2) any owner of shares owned of record or beneficially by such shareholder; and (3) any person controlling, controlled by or under common control with such Associated Person. In addition, such notice shall provide (1) as to the shareholder giving the notice and any Associated Person, the class, series and number of Common Shares which are owned by such shareholder and by any such Associated Person, if any, and the nominee holder for, and number of, Common Shares owned beneficially but not of record by such shareholder and by such Associated Person; (2) as to the shareholder giving the notice and any Associated Person, the name and address of such shareholder and such Associated Person, as they appear on the Company's register and current name and address, if different; and (3) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal of such business on the date of such shareholder's notice.
Procedure for Recommendations of Director Candidates by Shareholders
To nominate an individual for election as a director of our Company at our Annual Meeting, shareholders must give timely notice to us through the method described under "Shareholder Proposals" above. In addition, such notice shall set forth (1) the name, age, business address, and residence address of such individual; (2) the class, series, and number of any shares that are beneficially owned by such individual; (3) the date such shares were acquired and the investment intent of such acquisition; (4) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and the rules thereunder; (5) as to the shareholder making the nomination and any Associated Person, the class, series, and number of Common Shares which are owned by such shareholder and by any such Associated Person, if any, and the nominee holder for, and number of, Common Shares owned beneficially but not of record by such shareholder and by such Associated Person; (6) as to the shareholder making the nomination and any Associated Person, the name and address of such shareholder and such Associated Person, as they appear on the Company's register and current name and address, if different; and (7) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection on the date of such shareholder's notice. If you wish to recommend candidates for director to our Nominating and Corporate Governance Committee, please submit your recommendations through the method described under "Communications with Our Board of Directors."
Householding of Proxy Statements and Annual Reports
The SEC rules allow for the delivery of a single copy of an annual report to shareholders and a proxy statement to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as "householding," will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent, if a shareholder does not request continuation of duplicate mailings. Brokers, dealers, banks, or other nominees or fiduciaries that hold our Common Shares in "street" name for beneficial owners of our Common Shares and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank, or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank, or other nominee or fiduciary.
If you hold our Common Shares in your own name as a holder of record, householding will not apply to your Common Shares. Also, if you own our Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to shareholders. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Company's transfer agent, American Stock Transfer & Trust Company, LLC by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.
Additional Matters
The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Requests for Annual Report on Form 10-K
A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the financial statements and the financial statement schedules, may be obtained at our website at www.ellingtonfinancial.com. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Secretary, Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, Connecticut 06870.

APPENDIX A

ELLINGTON FINANCIAL LLC

2017 EQUITY INCENTIVE PLAN

Table of Contents

Page

Article I DEFINITIONS	4
1.01.    Affiliate                                4
1.02.    Agreement                                4
1.03.    Award                                    4
1.04.    Board                                    4
1.05.    Change in Control                            4
1.06.    Code                                    6
1.07.    Committee                                6
1.08.    Common Shares                            6
1.09.    Common Unit                                6
1.10.    Company                                6
1.11.    Continuing Director                            6
1.12.    Control Change Date                            7
1.13.    Corresponding SAR                            7
1.14.    Dividend Equivalent Right                        7
1.15.    Effective Date                                7
1.16.    Exchange Act                                7
1.17.    Fair Market Value                            7
1.18.    Incentive Award                            8
1.19.    Initial Value                                8
1.20.    LLC Agreement                            8
1.21.    LTIP Unit                                8
1.22.    Manager                                8
1.23.    Non-Employee Director                        8
1.24.    Operating Partnership                            9
1.25.    Operating Partnership Agreement                    9
1.26.    Option                                    9
1.27.    Other Equity-Based Award                        9
1.28.    Participant                                9
1.29.    Performance Award                            9
1.30.    Performance Goal                            9
1.31.    Person                                    10
1.32.    Plan                                    10
1.33.    Restricted Stock                            11
1.34.    Restricted Stock Unit                            11
1.35.    SAR                                    11
1.36.    Stock Award                                11
1.37.    Substitute Award                            11
1.38.    Ten Percent Shareholder                        11

Article II	PURPOSES 11

Article III	ADMINISTRATION 12

Article IV	ELIGIBILITY 13

Article V	COMMON SHARES SUBJECT TO PLAN 13
5.01.    Common Shares Issued                        13
5.02.    Aggregate Limit                            13
5.03.    Reallocation of Shares                        13
5.04.    Individual Limitations                            14

Article VI	OPTIONS 14
6.01.    Award                                    14
6.02.    Option Price                                14
6.03.    Maximum Option Period                        15
6.04.    Transferability                                15
6.05.    Employee Status                            15
6.06.    Exercise                                15
6.07.    Payment                                16
6.08.    Shareholder Rights                            16
6.09.    Disposition of Shares                            16

Article VII	SARS 16
7.01.    Award                                    16
7.02.    Maximum SAR Period                        16
7.03.    Transferability                                16
7.04.    Exercise                                17
7.05.    Employee Status                            17
7.06.    Settlement                                17
7.07.    Shareholder Rights                            17

Article VIII	STOCK AWARDS 17
8.01.    Award                                    17
8.02.    Vesting                                18
8.03.    Employee Status                            18
8.04.    Shareholder Rights                            18

Article IX	RESTRICTED STOCK UNITS 19
9.01.    Award                                    19
9.02.    Terms and Conditions                            19
9.03.    Payment or Settlement                        19
9.04.    Employee Status                            19
9.05.    Shareholder Rights                            19

Article X	PERFORMANCE AWARDS 20
10.01.    Award                                    20
10.02.    Earning the Award                            20
10.03.    Payment                                20
10.04.    Shareholder Rights                            20
10.05.    Transferability                                20

10.06.    Employee Status                            20

Article XI	OTHER EQUITY-BASED AWARDS 21
11.01.    Award                                    21
11.02.    Terms and Conditions                            21
11.03.    Payment or Settlement                        21
11.04.    Employee Status                            21
11.05.    Shareholder Rights                            22

Article XII	INCENTIVE AWARDS 22
12.01.    Award                                    22
12.02.    Terms and Conditions                            22
12.03.    Nontransferability                            22
12.04.    Employee Status                            22
12.05.    Settlement                                22
12.06.    Shareholder Rights                            22

Article XIII	SUBSTITUTE AWARDS 23

Article XIV	ADJUSTMENT UPON CHANGE IN COMMON SHARES 23

Article XV	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY
BODIES                                24

Article XVI	GENERAL PROVISIONS 24
16.01.    Effect on Employment and Service                    24
16.02.    Unfunded Plan                            24
16.03.    Rules of Construction                            25
16.04.    Withholding Taxes                            25
16.05.    Fractional Shares                            26
16.06.    Charter                                    26
16.07.    Governing Law                            26
16.08.    Clawback                                26
16.09.    Elections Under Section 83(b)                    27

Article XVII	CHANGE IN CONTROL 27
17.01.    Impact of Change in Control.                        27
17.02.    Assumption Upon Change in Control.                27
17.03.    Cash-Out Upon Change in Control.                    27

Article XVIII	AMENDMENT 28

Article XIX	DURATION OF PLAN 28

Article XX	EFFECTIVENESS OF PLAN 28

ARTICLE I
DEFINITIONS
As used herein, the following terms shall have the meanings set forth below:

1.01.	Affiliate
“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Notwithstanding the foregoing, (i) the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company, (ii) the Operating Partnership shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Company or a wholly-owned subsidiary of the Company serves as the sole general partner of the Operating Partnership and (iii) any other entity specifically designated by the Committee shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Committee desires.

1.02.	Agreement
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award and, with respect to Awards granted to the Manager, includes the Management Agreement.

1.03.	Award
“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Performance Award, Other Equity-Based Award (including an LTIP Unit), Incentive Award, or Substitute Award, together with any other right or interest, granted to a Participant pursuant to the Plan.

1.04.	Board
“Board” means the Board of Directors of the Company.

1.05.	Change in Control
“Change in Control” means and includes each of the following:

(a)     The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding Common Shares of the Company, taking into account as outstanding for this purpose such Common Shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Shares (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (A) any acquisition by the Company, the Manager or any of their respective Affiliates, (B) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (C) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (D) any acquisition by an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Shares.

(b)    The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)     the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)    no Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)    at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Continuing Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(c)    The approval of a plan of complete liquidation or dissolution of the Company or the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (c) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in clause (a), (b) or (c) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.06.	Code
“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Shares are listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company, the Manager, the Operating Partnership or one of their respective Affiliates, “Committee” means the Board.

1.08.	Common Shares
“Common Shares” means the common shares representing limited liability company interests, no par value, of the Company.

1.09.	Common Unit
“Common Unit” means a “Common Unit” as defined in the Operating Partnership Agreement.

1.10.	Company
“Company” means Ellington Financial LLC, a Delaware limited liability company.

1.11.	Continuing Director
“Continuing Director” means any member of the Board, while a member of the Board and (a) who was a member of the Board as of the Effective Date or (b) whose nomination for, or election to, the Board was recommended or approved by a majority of the Continuing Directors.

1.12.	Control Change Date
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date determined by the Committee as the date upon which the last of such transactions occurs.

1.13.	Corresponding SAR
“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14.	Dividend Equivalent Right
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on Common Shares with respect to a specified Restricted Stock Unit, Performance Award, Other Equity-Based Award or Incentive Award denominated in Common Shares or other Company securities, as determined by the Committee in its sole discretion. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional Common Shares or otherwise reinvested, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award.

1.15.	Effective Date
Subject to the approval of the Plan by the Company’s shareholders in accordance with Article XX, “Effective Date” means the date the Plan is adopted by the Board.

1.16.	Exchange Act
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.17.	Fair Market Value
“Fair Market Value” means, on any given date, the reported “closing” price of a Common Share on the New York Stock Exchange for such date or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which a quotation exists. If, on any given date, the Common Shares are not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a Common Share on such other exchange on which the Common Shares are listed for trading for such date (or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which such quotation exists) or, if the Common Shares are not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.18.	Incentive Award
“Incentive Award” means an award granted under Article XII which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.19.	Initial Value
“Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per Common Share as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Articles XIII, XIV and XVII, without the approval of shareholders (i) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (ii) no payment shall be made in cancellation of an SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.20.	LLC Agreement
“LLC Agreement” means the Second Amended and Restated Operating Agreement of Ellington Financial LLC, dated as of July 1, 2009, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.

1.21.	LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the LLC Agreement or the Operating Partnership Agreement, as applicable. An LTIP Unit granted under the Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the LLC Agreement or the Operating Partnership Agreement, subject to the terms and conditions of the applicable Agreement and the LLC Agreement or the Operating Partnership Agreement, as applicable.

1.22.	Management Agreement
“Management Agreement” means the Sixth Amended and Restated Management Agreement, effective as of November 3, 2015, by and between the Company, the Operating Partnership and the Manager, as it may be amended, restated or otherwise modified from time to time in accordance with its terms, or any other agreement in place from time to time that provides for the grant of compensation to the Manager.

1.23.	Manager
“Manager” means Ellington Financial Management LLC, the Company’s external manager or any entity that becomes the Company’s external manager.

1.24.	Non-Employee Director
“Non-Employee Director” means a member of the Board who is not an employee or officer of the Company, the Manager or any of their respective Affiliates.

1.25.	Operating Partnership
“Operating Partnership” means Ellington Financial Operating Partnership LLC, which is the Company’s operating partnership as of the Effective Date, or any entity that becomes the Company’s operating partnership.

1.26.	Operating Partnership Agreement
“Operating Partnership Agreement” means the Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC, dated as of January 1, 2013, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.

1.27.	Option
“Option” means a stock option that entitles the holder to purchase from the Company a stated number of Common Shares at the price set forth in an Agreement.

1.28.	Other Equity-Based Award
“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares (including securities convertible into Common Shares) or other equity interests, including LTIP Units.

1.29.	Participant
“Participant” means (i) an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company

(including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) or (ii) the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person, in each case, selected by the Committee to receive one or more Awards.

1.30.	Performance Award
“Performance Award” means an Award granted to a Participant that is based upon Performance Goals specified by the Committee.

1.31.	Performance Goal
“Performance Goal” means a performance objective that is stated with reference to one or more of the following, alone or in combination: (i) net investment income; (ii) net increase in shareholder’s equity resulting from operations; (iii) net increase in shareholder’s equity resulting from operations per share; (iv) book value; (v) book value per share; (vi) return on equity; (vii) return on capital or invested capital; (viii) total earnings; (ix) earnings per share; (x) earnings growth; (xi) Fair Market Value or other share price; (xii) volume weighted average Fair Market Value or other share price; (xiii) appreciation in Fair Market Value or other share price; (xiv) net asset value; (xv) appreciation in net asset value; (xvi) total return or total shareholder return; (xvii) revenues; (xviii) cash flow or cash flow per share; (xix) operating income; (xx) operating margins; (xxi) gross or net profit; (xxii) dividends paid or payable; (xxiii) cash or funds available for distribution, including on an adjusted or on a per share basis; (xxiv) level of expenses, including capital expenses or corporate overhead expenses; (xxv) achievement of savings from business improvement projects; (xxvi) capital projects deliverables; (xxvii) human resources management targets, including medical cost reductions and time to hire; (xxviii) satisfactory internal or external audits; (xxix) total economic return; (xxx) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee, including but not limited to, the Standard & Poor’s 500 Stock Index, the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index, another index or a group of comparable companies; or (xxxi) any other performance objective determined by the Committee.
A Performance Goal or objective may be expressed with respect to the Company, on a consolidated basis, and/or for one or more Affiliates of the Company, one or more business or geographical units or one or more properties. A Performance Goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing Performance Goals and objectives, the Committee may exclude the impact of specified events during the relevant performance period, so long as such events are objectively determinable. The Committee may adjust the Performance Goals and objectives as it deems equitable in recognition of the events described in this paragraph.

1.32.	Person
“Person” means any firm, corporation, partnership, or other entity. “Person” also includes any individual, firm corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentences, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Shares.

1.33.	Plan
“Plan” means this Ellington Financial LLC 2017 Equity Incentive Plan, as amended from time to time.

1.34.	Restricted Stock
“Restricted Stock” means a Common Share granted to a Participant that is subject to certain restrictions and a risk of forfeiture.

1.35.	Restricted Stock Unit
“Restricted Stock Unit” means a right granted to a Participant under Article IX entitling the Participant to receive a payment (in cash, Common Shares or a combination thereof) on a specified settlement date equal to the value of a Common Share.

1.36.	SAR
“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Common Share encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.37.	Stock Award
“Stock Award” means Restricted Stock or unrestricted Common Shares awarded to a Participant under Article VIII.

1.38.	Substitute Award
“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.

1.39.	Ten Percent Shareholder
“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.
ARTICLE II
PURPOSES
The Plan is intended to assist the Company and its Affiliates in recruiting and retaining the Manager, employees, members of the Board and other individuals (including non-natural persons) who provide services to the Company, the Manager, the Operating Partnership or an Affiliate of the Company, the Manager or the Operating Partnership with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Performance Awards, Other Equity-Based Awards (including LTIP Units), Incentive Awards, and Substitute Awards in accordance with the Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan), on the transferability, forfeitability and exercisability of all or any part of an Award. The Committee may, in its discretion, make any amendments, modifications or adjustments to outstanding Awards and the terms thereof. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of the Plan.
The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. The express grant in the Plan of any specific power to the Committee with respect to the administration or interpretation of the Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of the Plan. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to the Plan or any Agreement or Award. All expenses of administering the Plan shall be borne by the Company.
The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company or an Affiliate of the Company (including the Manager or the Operating Partnership), including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Articles XIV and XVII, shall be deemed to include any such subcommittee or officer to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate (including the Manager or the Operating Partnership), or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate (including the Manager or the Operating Partnership). The Committee may revoke or amend the terms of any such delegation at any time but such revocation shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of the Plan and the Committee’s prior delegation.
ARTICLE IV
ELIGIBILITY
Any officer or employee of the Company or an Affiliate of the Company (including an entity that becomes an Affiliate of the Company after the adoption of the Plan) and any member of the Board is eligible to participate in the Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership), the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person is eligible to participate in the Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.
ARTICLE V
COMMON SHARES SUBJECT TO PLAN

5.01.	Common Shares Issued
Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant Common Shares from its authorized but unissued Common Shares.

5.02.	Aggregate Limit
Subject to adjustment as provided under Article XIV, the maximum aggregate number of Common Shares that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of Common Shares that may be issued under the Plan through incentive stock options granted under the Plan) is equal to 1,932,190 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under the Plan on a one-for-one basis (i.e., each LTIP Unit shall be treated as an award of a Common Share).

5.03.	Reallocation of Shares
If any Award (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Shares, then any Common Shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Awards under the Plan. Any Common Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be available for future grants or awards. If Common Shares are issued in settlement of an SAR granted under the Plan, the number of Common Shares available under the Plan shall be reduced by the number of Common Shares for which the SAR was exercised rather than the number of Common Shares issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Shares are listed for trading, Common Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of Common Shares available for issuance under the Plan.

5.04.	Individual Limitations

Notwithstanding any provisions to the contrary in the Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual, Non-Employee Director during any single calendar year shall not exceed $500,000; provided, however, that such limitation shall be determined without regard to grants of Awards, if any, made under the Plan to a Non-Employee Director during any period in which such individual was an employee or consultant of the Company, the Manager or any of their respective Affiliates (other than in the capacity of a Non-Employee Director).
In applying the limitations of this Section 5.04, an Option and Corresponding SAR shall be treated as a single Award.
ARTICLE VI
OPTIONS

6.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Option is to be granted and will specify the number of Common Shares covered by such awards and the terms and conditions of such awards.

6.02.	Option Price
The price per Common Share purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per Common Share purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such Option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Articles XIII, XIV and XVII, the price per Common Share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders. In addition, no payment shall be made in cancellation of an Option without the approval of shareholders if, on the date of cancellation, the Option price exceeds Fair Market Value.

6.03.	Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Transferability
Any rights or restrictions with respect to the ability of the holder of any Option granted under the Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution.

6.05.	Employee Status

Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06.	Exercise
Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the stock with respect to which incentive stock options (granted under the Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) are exercisable for the first time by an individual during any calendar year exceeds $100,000, such Options shall be treated as Options that do not qualify as incentive stock options. An Option granted under the Plan may be exercised with respect to any number of whole Common Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining Common Shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of Common Shares with respect to which the Option is exercised.

6.07.	Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Shares, by attestation of ownership of Common Shares, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If Common Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Shares so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Shareholder Rights
No Participant shall have any rights as a shareholder with respect to Common Shares subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of Common Shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom SARs are to be granted and will specify the number of Common Shares covered by such awards and the terms and conditions of such awards.

7.02.	Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Transferability
Any rights or restrictions with respect to the ability of the holder of any SAR granted under the Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) an SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution.

7.04.	Exercise
Subject to the provisions of the Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option price of the related Option. An SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining Common Shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of Common Shares with respect to which the SAR is exercised.

7.05.	Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06.	Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Shares, or a combination of cash and Common Shares.

7.07.	Shareholder Rights
No Participant shall have any rights as a shareholder with respect to Common Shares subject to an SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Shares.

ARTICLE VIII
STOCK AWARDS

8.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Shares) is to be made and will specify the number of shares of Restricted Stock or Common Shares covered by such Stock Award and the terms and conditions of such Stock Award.

8.02.	Vesting
The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to one or more Performance Goals, or both.

8.03.	Employee Status
In the event that the terms of any Stock Award provide that shares may become transferable and non-forfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Shareholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A of the Code) and vote the Common Shares; provided, however, that, unless otherwise specified in accordance with the applicable Agreement, dividends payable on shares of Restricted Stock subject to a Stock Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes non-forfeitable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (ii) the Committee may postpone the distribution of dividends until and to the extent that the Stock Award becomes transferable and non-forfeitable, (iii) the Company shall retain custody of any certificates representing shares of Restricted Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
RESTRICTED STOCK UNITS

9.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.

9.02.	Terms and Conditions
The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the award. The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under the Plan.

9.03.	Payment or Settlement
Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of Common Shares equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of Common Shares covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

9.04.	Employee Status
If the terms of any award of Restricted Stock Units provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.05.	Shareholder Rights
A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a shareholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in Common Shares (to the extent applicable).

ARTICLE X
PERFORMANCE AWARDS

10.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom a Performance Award is to be made and specify the number of Common Shares or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Award.

10.02.	Earning the Award
The Committee, on the date of the grant of a Performance Award, shall prescribe that the Performance Award will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Award, subject to continued employment or service and/or the satisfaction of performance objectives, including objectives stated with respect to one or more Performance Goals. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

10.03.	Payment
In the discretion of the Committee, the amount payable when a Performance Award is earned may be settled in cash, by the issuance of Common Shares, by the delivery of other securities or property or a combination thereof.

10.04.	Shareholder Rights
A Participant, as a result of receiving a Performance Award, shall not have any rights as a shareholder until, and then only to the extent that, the Performance Award is earned and settled in Common Shares (to the extent applicable). After a Performance Award is earned and settled in Common Shares, a Participant will have all the rights of a shareholder of the Company.

10.05.	Transferability
Any rights or restrictions with respect to the ability of the holder of a Performance Award granted under the Plan to transfer such Performance Award shall be set forth in the Agreement relating to such grant; provided, however, that a Performance Award may be transferred by will or the laws of descent and distribution.

10.06.	Employee Status
In the event that the terms of a Performance Award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
ARTICLE XI
OTHER EQUITY–BASED AWARDS

11.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Other Equity-Based Award is to be made and will specify the number of Common Shares or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the LLC Agreement or the Operating Partnership Agreement as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

11.02.	Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

11.03.	Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, shall be payable or settled in Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its discretion; provided, however, that any Common Shares that are issued on account of the conversion of LTIP Units into Common Shares shall not reduce the number of Common Shares available for issuance under the Plan. Other Equity-Based Awards denominated as equity interests other than Common Shares may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

11.04.	Employee Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.	Shareholder Rights
Except as otherwise expressly provided in an Agreement, a Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a shareholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Shares.

ARTICLE XII
INCENTIVE AWARDS

12.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

12.02.	Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.

12.03.	Nontransferability
Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under the Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be non-transferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

12.04.	Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

12.05.	Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Shares or a combination of cash and Common Shares, as determined by the Committee.

12.06.	Shareholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Shares.
ARTICLE XIII
SUBSTITUTE AWARDS
Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company. Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Notwithstanding anything contained in the Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a Common Share on the date of the substitution if such substitution complies with Section 409A of the Code and other applicable laws and exchange rules. Except as provided in this Article XIII or in Articles XIV or XVII hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the shareholders of the Company.
ARTICLE XIV
ADJUSTMENT UPON CHANGE IN COMMON SHARES
The maximum number of Common Shares as to which Awards may be granted under the Plan, the maximum number of Common Shares that may be issued under the Plan through incentive stock options, the individual grant limitations of Section 5.04 and the terms of outstanding Awards granted under the Plan shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of Common Shares that affects the number or kind of Common Shares (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Shares subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XIV by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of any class of Common Shares, or securities convertible into any class of Common Shares, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Shares or obligations of the Company convertible into such Common Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of Common Shares as to which Awards may be granted under the Plan, the maximum number of Common Shares that may be issued under the Plan through incentive stock options, the individual grant limitations of Section 5.04 or the terms of outstanding Awards under the Plan.
The Committee may make Awards under the Plan in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XIV. Notwithstanding any provision of the Plan, the terms of such substituted Awards granted under the Plan shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Shares when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XVI
GENERAL PROVISIONS

16.01.	Effect on Employment and Service
Neither the adoption of the Plan, its operation, the grant of any Award, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

16.02.	Unfunded Plan
The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

16.03.	Rules of Construction
Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All Awards are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). The Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of the Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an Award granted under the Plan shall be treated as a separate identified payment for purposes of Section 409A.
If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

16.04.	Withholding Taxes
Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Shares previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of Common Shares otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If Common Shares are used to pay all or part of such withholding tax obligation, the maximum number of Common Shares that may be so surrendered, withheld or reduced shall be the number of Common Shares which have an aggregate Fair Market Value on the date of surrender, withholding or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

16.05.	Fractional Shares
No fractional Common Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Share or whether such fractional Common Share or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

16.06.	Charter
No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s Second Amended and Restated Operating Agreement, as it may be amended or restated or the Operating Partnership Agreement.

16.07.	Governing Law
All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Shares hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Shares.

16.08.	Clawback
The Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

16.09.	Elections Under Section 83(b)
No Participant may make an election under Section 83(b) of the Code with respect to the grant of any Award, the vesting of any Award, the settlement of any Award or the issuance of Common Shares under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.
ARTICLE XVII
CHANGE IN CONTROL

17.01.	Impact of Change in Control.
In the event of a Change in Control, the Committee is authorized, in its discretion, to cause (a) all outstanding Options and SARs to become fully vested and exercisable immediately prior to such Change in Control and (b) all other outstanding Awards to become earned and non-forfeitable in their entirety upon such Change in Control.

17.02.	Assumption Upon Change in Control.
In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award as of such date as the Committee determines is equitably required, and the assumed or substituted award shall have such other terms and conditions as may be prescribed by the Committee.

17.03.	Cash-Out Upon Change in Control.
If an Award is not assumed or replaced with a substitute award in accordance with Section 17.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Shares or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award or (b) (i) the amount by which the price per share received by shareholders in the Change in Control for each Common Share exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) for each Common Share subject to an Award denominated in Common Shares or valued in reference to Common Shares, the price per share received by shareholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee. If the Option price or Initial Value exceeds the price per share received by shareholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 17.03 without any payment to the Participant.

ARTICLE XVIII
AMENDMENT
The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards. In addition, an amendment will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Shares are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of Common Shares that may be issued under the Plan (except as provided in Article XIV) or materially modify the requirements as to eligibility for participation in the Plan. For the avoidance of doubt, the Board may not (except pursuant to Articles XIII, XIV or XVII) without the approval of shareholders (a) reduce the Option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the Option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the Award under the rules and regulations of the principal securities exchange on which the Common Shares are listed for trading.
ARTICLE XIX
DURATION OF PLAN
No Award may be granted under the Plan on and after the tenth anniversary of the Effective Date. Awards granted before such date shall remain valid in accordance with their terms.
ARTICLE XX
EFFECTIVENESS OF PLAN
Awards may be granted under the Plan on and after the Effective Date, provided that no Award shall be exercisable, vested or settled unless and until the Plan is approved by the shareholders of the Company within twelve months after the Effective Date.

Ellington Financial

ELLINGTON FINANCIAL LLC
ATTN: ASSISTANT SECRETARY
53 FOREST AVE
OLD GREENWICH, CT 06870

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Thomas F. Robards 02 Michael W. Vranos 03 Laurence Penn 04 Ronald I. Simon, Ph.D. 05 Edward Resendez

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. The approval, on an advisory basis, of the frequency of a shareholder vote to approve the compensation of the named executive officers	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4. and 5.

	For	Against	Abstain
4. The approval of Ellington Financial LLC's 2017 Equity Incentive Plan	☐	☐	☐
5. The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000332337_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2016 Annual Report is/are available at www.proxyvote.com

ELLINGTON FINANCIAL LLC
Annual Meeting of Shareholders
May 16, 2017, 10:30 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Laurence Penn and Lisa Mumford, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares representing limited liability company interests which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Ellington Financial LLC to be held on Tuesday, May 16, 2017, at 10:30 a.m. Eastern Time at the Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any adjournments or postponements thereof. The undersigned directs this proxy to vote as indicated on this proxy card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "1 YEAR" ON PROPOSAL 3, "FOR" PROPOSAL 4 AND "FOR" PROPOSAL 5 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2016 Annual Report to Shareholders.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side

0000321337_2 R1.0.1.15